                                                                     EXHIBIT 4.2


                             AMENDED AND RESTATED
                            STOCKHOLDERS AGREEMENT


                                 by and among


                         FS EQUITY PARTNERS IV, L.P.,

                          RIPPLEWOOD PARTNERS, L.P.,

                         RIPPLEWOOD ADVANCE AUTO PARTS
                            EMPLOYEE FUND I L.L.C.,

                             NICHOLAS F. TAUBMAN,

                 THE ARTHUR TAUBMAN TRUST DATED JULY 13, 1964,

                                WA HOLDING CO.

                                      AND

                          ADVANCE HOLDING CORPORATION



                               November 2, 1998

                               TABLE OF CONTENTS

                                                                                Page
1. Definitions.................................................................  2

2. Rights Upon Issuance of Additional Securities...............................  5
   2.1  Issuance Notice........................................................  5
   2.2  Response Notice........................................................  5
   2.3  Revised Issuance Notice................................................  5
   2.4  Pro Rata Share.........................................................  5
   2.5  Termination and Assignment.............................................  6

3. Transfer of Shares by FS Stockholder, Sears Stockholder or Ripplewood
   Stockholder; Rights of Inclusion............................................  6
   3.1  Right of Inclusion.....................................................  6
   3.2  Third-Party Offer......................................................  7
   3.3  Allocation of Included Shares..........................................  9
   3.4  Consummation........................................................... 10
   3.5  Termination and Assignment............................................. 11

4. Obligation to Sell Securities............................................... 12
   4.1  Sale Obligation........................................................ 12
   4.2  Termination and Assignment............................................. 12

5. Restrictions on Transfers of Securities; Right of First Offer............... 13
   5.1  Transfer Restrictions.................................................. 13
   5.2  Right of First Offer................................................... 16
   5.3  Termination and Assignment............................................. 19
   5.4  Taubman Option and Option Shares....................................... 19

6. Registration Rights; Acquisitions of Common Stock. ......................... 19
   6.1  Registration Rights. .................................................. 19
   6.2  Acquisition of Common Stock. .......................................... 20

7. Representation on the Board of Directors ................................... 20
   7.1  The Board ............................................................. 20
   7.2  Approval Right ........................................................ 21
   7.3  Certain Actions of the Board .......................................... 22
   7.4  Termination and Assignment ............................................ 25

8.   Certain Covenants of the Company ......................................... 25
     8.1  Audited Financial Statements ........................................ 25
     8.2  Other Financial Information  ........................................ 25

                                                                            Page
9.  Copy of Agreement ...................................................... 26

10. Governing Law .......................................................... 26

11. Representations and Warranties ......................................... 26

12. Amendment and Waiver; Successors; After Acquired Shares ................ 26

13. Interpretation ......................................................... 27

14. Notices ................................................................ 27

15. Legends ................................................................ 27

16. Further Assurances ..................................................... 28

17. Injunctive Relief; Disputes ............................................ 28

18. Severability ........................................................... 29

19. Entire Agreement ....................................................... 29

20. Counterparts ........................................................... 29
||
SCHEDULE 1  Ownership of Capital Stock by Stockholders Upon Consummation
            of Transactions Contemplated by Merger Agreement ............... 32

EXHIBIT A   Terms of the Registration Rights of the Common Stock .......... A-1

EXHIBIT B   Irrevocable Proxy ............................................. B-1

                             AMENDED AND RESTATED
                            STOCKHOLDERS AGREEMENT


     THIS AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this "Agreement") is made and entered into as of November 2, 1998 by and among Advance Holding Corporation, a Virginia corporation (the "Company"), FS Equity Partners IV, L.P., a Delaware limited partnership ("FSEP IV" or the "FS Stockholder"), Ripplewood Partners, L.P. ("Ripplewood Partners"), Ripplewood Advance Auto Parts Employee Fund I L.L.C. ("Ripplewood Employee Fund" and, together with Ripplewood Partners, the "Ripplewood Stockholder"), Nicholas F. Taubman and the Arthur Taubman Trust dated July 13, 1964 (the "Trust") (Mr. Taubman and the Trust collectively, the "Existing Stockholders" and each individually, an "Existing Stockholder") and WA Holding Co., a Delaware corporation (the "Sears Stockholder").

                                   RECITALS

     A. The Existing Stockholders, the FS Stockholder, Ripplewood Stockholder and the Company entered into this Agreement effective as of April 15, 1998, to establish certain rights, obligations and restrictions with respect to the securities of the Company owned by them.

     B. Pursuant to an Agreement and Plan of Merger dated as of August 16, 1998, by and among Sears, Roebuck and Co., the Sears Stockholder, the Company, Western Auto Supply Company, Advance Acquisition Corporation ("Newco"), Advance Stores Company, Incorporated and certain stockholders of the Company, (i) Western Auto Supply Company will merge with and into Newco with Newco as the surviving corporation, and in partial consideration for the shares of Western Auto Supply Company converted as a result of said merger Sears Stockholder will receive from Newco that number of shares of Common Stock of the Company shown on
Schedule 1 to this Agreement and (ii) FS Stockholder, Ripplewood Stockholder and Existing Stockholder will purchase additional shares of Common Stock of the Company so that their total ownership of the Common Stock will be as shown on
Schedule 1 hereto.

     C. In connection with the transactions contemplated by the Merger Agreement, and as a condition to consummation of the transactions contemplated thereby, the parties wish to amend and restate this Agreement to add Sears Stockholder as a party and to further establish certain rights, obligations and restrictions with respect to the securities of the Company.


                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1.       Definitions.  As used in this Agreement, the following capitalized
              -----------
          terms shall have the following meanings:

          Additional Securities:  All Securities which are issued and sold by
          ---------------------
the Company other than (i) the Initial Shares, (ii) any Securities issued or issuable to all of the holders of Common Stock then outstanding on a proportionate basis, (iii) any Securities issued or issuable to any Employees pursuant to any equity incentive plan, individual agreement, bonus, award, stock purchase plan, stock option plan or other stock agreement or arrangement which in each event is approved by the Board (a "Benefit Plan"), (iv) any Securities issued in exchange for debt securities of the Company or any Subsidiary, provided, that the overall terms of the exchange transaction are fair and in the best interests of the Company as determined in reasonable good faith by the Board, and provided, further, that if a Stockholder or its Affiliates own debt Securities being exchanged, all other Stockholders owning such debt securities being exchanged shall have the right to participate in such exchange on the same terms as the other Stockholders or their Affiliates, (v) any Securities issued to any source of, or to any party arranging, financing for the Company or any Subsidiary of the Company, provided, that the overall terms of the financing transaction involving the issuance of debt and Securities are fair and in the best interests of the Company as determined in reasonable good faith by the Board and provided, further, in the event any Stockholder or any of its Affiliates are participating in or providing such financing, that the other Stockholders have the opportunity to participate in such financing and, if they so participate, to purchase or otherwise receive on the same terms their Pro Rata Share (as defined in Section 2.4) of any Securities (vi) any Securities issued pursuant to a public offering registered under the Securities Act, (vii) any Securities that are issued or issuable in connection with the acquisition by the Company or a Subsidiary of any business, business assets or securities from any Person, provided, that such Securities are not issued for less than their fair market value, as determined in good faith by the Board and (viii) any Securities that are issued or issuable upon the exercise of rights, options or warrants to purchase Securities, or upon the conversion or exchange of Securities convertible into or exchangeable for Securities, including the Option Shares. Notwithstanding the foregoing, if Securities are issued to any Stockholder(s) to finance an acquisition, such Securities shall be Additional Securities.

          Affiliate:  Such term shall have the meaning given to such term
          ---------
pursuant to Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended.

          Board:  The Board of Directors of the Company.
          -----

          Business means the sale of automotive parts and accessories at retail
          --------
or wholesale or by catalog and the rendering of services relating thereto, including, without limitation, carrying on or participating in the business of any chain of automotive service facilities, supplying a dealer network with automotive parts and accessories, or any wholesale or catalog operation or retail chain that is engaged as a significant line of business in the distribution or sale of automotive parts or accessories or rendering services relating thereto.

          Common Stock:  The Class A Common Stock, par value $0.01 per share, of
          ------------
the Company.

          Employee:  Any employee, independent director or consultant of the
          --------
Company or any Subsidiary of the Company.

          Existing Stockholders:  Nicholas F. Taubman and the Trust.
          ---------------------

          FS Principals:  Mark J. Doran, Bradford M. Freeman, Todd W. Halloran,
          -------------
J. Frederick Simmons, Ronald P. Spogli, Jon D. Ralph, John M. Roth, Charles P. Rullman, Jr. and William M. Wardlaw.

          Initial Shares:  Shall mean the 27,436,318 shares of Common Stock
          --------------
issued and outstanding on the date hereof and held beneficially and of record by the Stockholders as set forth on Schedule 1, and any Option Shares shown on
Schedule 1.

          Option Shares:  Any shares of Common Stock issued pursuant to the
          -------------
exercise of the Taubman Option.

          Permitted Transferee:  Permitted Transferee shall mean, (w) with
          --------------------
respect to any Stockholder, a controlled Affiliate which shall include any corporation, investment fund or partnership that is (i) a controlled Affiliate of such Stockholder or (ii) with respect to the FS Stockholder, organized and controlled by three or more of the FS Principals or (iii) with respect to the Ripplewood Stockholder, organized and controlled by Timothy C. Collins or (iv) with respect to Stockholder, includes Sears, Roebuck and Co. or any controlled Affiliate thereof, (x) with respect to the FS Stockholder, for the period ending one year from the date of this Agreement, any institutional investor, merchant banking firm, or institutional limited partner of an FS Stockholder who purchases shares from FS Stockholder within one year from the date hereof (an "Unaffiliated Permitted Transferee"), provided that the number of Shares of Common Stock transferred to such Unaffiliated Permitted Transferee would not cause the FS Stockholder (in the aggregate) to own less than 25% of the Common Stock, grant any approval rights over major transactions or to transfer any other rights except in compliance with this Agreement, and provided, further, that such Unaffiliated Permitted Transferee delivers an undertaking binding upon such Unaffiliated Permitted Transferee reasonably satisfactory to the Sears Stockholder, Ripplewood Stockholder, Mr. Taubman and their respective counsel to be bound by all obligations of the FS Stockholder hereunder, except those explicitly made not binding in this Agreement upon such Unaffiliated Permitted Transferee, (y) with respect to the Trust, the beneficiaries of the Trust (the "Trust Transferees"), subject to Section 5.1, and (z) with respect to Mr. Taubman and any Permitted Transferee of the Trust pursuant to clause (y) or their respective Permitted Transferees that are individual persons (an "Individual Stockholder"), (i) such Individual Stockholder's spouse, children, grandchildren or other living descendants, or a trust or family partnership of which there are no principal (i.e., corpus) beneficiaries or partners other than the grantor or one or more of such Individual Stockholder, the Individual Stockholder's spouse or described relatives and provided, in the case of a trust, that the existing beneficiaries and/or trustee(s) and/or grantor(s) of such trust have the power to act with respect to the trust's assets without court approval and, in the case of a family partnership, that the partners thereof have the power to act with respect to the partnership's assets without court approval and the partnership is not permitted to (a) distribute assets to Persons who are not among the relatives listed above or (b) have partners who are not among the relatives listed above or (ii) a legal representative of such Individual Stockholder in the event such Individual Stockholder becomes mentally incompetent or to such Individual Stockholder's personal representative following the death of such Individual Stockholder. No person shall be deemed a Permitted Transferee if a transfer to such person would be an event defined as a "change of control" in either the indenture governing the Company's Senior Discount Debentures or the indenture governing Advance Stores Company, Incorporated's Subordinated Debentures, each as in existence on the date hereof and to the extent the same remain in effect (a "Change in Control Event").

          Person:  Any individual, corporation, entity, partnership, joint
          ------
venture, association, joint-stock company, trust, unincorporated organization or other entity.

          Public Market Sale:  Any sale of Common Stock after the Initial Public
          ------------------
Offering which is made pursuant to Rule 144 promulgated by the SEC under the Securities Act or which is made pursuant to a registration statement filed with and declared effective by the SEC.

          Public Offering:  A public offering of shares of Voting Securities of
          ---------------
the Company registered under the Securities Act, but shall not include an offering registered on Form S-4 or Form S-8 (or any substitute form that is adopted by the SEC). The term "Initial Public Offering" shall mean an underwritten Public Offering of Voting Securities which results in gross proceeds to the Company in excess of $25 million from the sale of Voting Securities.

          SEC:  The Securities and Exchange Commission.
          ---

          Securities:  Shall mean (i) Voting Securities, (ii) all rights,
          ----------
options, warrants to purchase such Voting Securities or the securities described in the following clause and (iii) all other securities or capital stock of any type whatsoever, including, without limitation, (A) non-voting common stock, preferred stock, debt securities and securities that are, or may become, convertible into or exchangeable for, or that entitle the holder to purchase, Voting Securities and (B) preferred stock.

          Securities Act:  The Securities Act of 1933, as amended.
          --------------

          Stockholders:  The FS Stockholder, the Sears Stockholder, the
          ------------
Ripplewood Stockholder and the Existing Stockholders.

          Subsidiary:  With respect to any Person, a corporation or other entity
          ----------
of which a majority of the shares of stock or other ownership interests are owned, directly or indirectly, by such Person.

          Taubman Option:  The options to purchase 500,000 shares of Common
          --------------
Stock as described in the option agreements dated as of April 15, 1998 ("Option Agreements") issued one-half to Nicholas F. Taubman and one-half to the Trust by the Company, as described in the Option Agreements.

          Voting Securities:  All Securities of the Company which possess
          -----------------
general voting power to elect members of the Board (not including, unless the context dictates otherwise, any options or warrants to purchase, or non-voting securities convertible into, Voting Securities).

     2.        Rights Upon Issuance of Additional Securities. The Company
               ---------------------------------------------
          hereby grants to each Stockholder the following rights with respect to any and all proposed issuances or sales of Additional Securities by the Company:

               2.1       Issuance Notice.  The Company shall give each
                         ---------------
                    Stockholder written notice of the Company's intention to issue and sell Additional Securities (the "Issuance Notice"), describing the type of Additional Securities, the price at which the Additional Securities will be issued and sold and the general terms upon which the Company proposes to issue and sell the Additional Securities, including the anticipated date of such issuance or sale.

               2.2       Response Notice.  Each Stockholder shall have 30 days
                         ---------------
                    from the date the Issuance Notice is received to agree to purchase all or any portion of its Pro Rata Share (as defined below in Subsection 2.4) of such Additional Securities by giving written notice to the Company of its desire to purchase Additional Securities (the "Response Notice") and stating therein the quantity of Additional Securities to be purchased. Such Response Notice shall constitute the irrevocable agreement of such Stockholder to purchase the quantity of Additional Securities indicated in the Response Notice at the price and upon the terms stated in the Issuance Notice. Any purchase by Stockholders of Additional Securities shall be consummated on the later (i) the closing date specified in the Issuance Notice or (ii) the closing date on which Additional Securities described in the applicable Issuance Notice are first issued and sold if other Persons are also purchasing Additional Securities. Each Stockholder that has elected to purchase its Pro Rata Share of Additional Securities will have the right to purchase all or any portion of the Additional Securities unsubscribed for by the other Stockholders, up to its pro rata share of such unsubscribed portion (determined by the number of Voting

                    Securities owned by the party or parties who elect to purchase such unsubscribed for portion) if oversubscribed.

               2.3       Revised Issuance Notice.  The Company shall have 120
                         -----------------------
                    days from the date of the Issuance Notice to consummate the proposed issuance and sale of the Additional Securities that are not being purchased by Stockholders at a price and upon the terms that are not materially less favorable to the Company than those specified in the Issuance Notice. If the Company proposes to issue Additional Securities after such 120-day period or at a price and upon terms that are materially less favorable to the Company than those specified in the Issuance Notice it must again comply with this Section 2.

               2.4       Pro Rata Share.  For purposes of this Section 2, the
                         --------------
                    Pro Rata Share of a Stockholder shall be a fraction, (i) the numerator of which shall be the total number of shares of Voting Securities then held by the Stockholder and (ii) the denominator of which shall be the total number of shares of Voting Securities then issued and outstanding and held by parties to this Agreement.

               2.5       Termination and Assignment.  The rights provided to
                         --------------------------
                    each of the Stockholders under this Section 2 shall terminate upon the later to occur of (i) the 180th day after the consummation of an Initial Public Offering and (ii) such time as less than 50% of the outstanding Common Stock is held by the Stockholders and their Permitted Transferees (the later of such times described in clauses (i) or (ii) referred to herein as a "Liquidity Event"). A Stockholder's rights under this Section 2 will terminate after such Stockholder has transferred a number of Voting Securities which represents 50% or more of the number of Voting Securities (including the Common Stock purchasable upon exercise of Existing Stockholders' options to acquire Voting Securities under the Taubman Option and as appropriately adjusted for any stock split, recapitalization or similar transaction) held by such Stockholder on the date hereof other than transfers to a Permitted Transferee or permitted assignee. For purposes of the immediately preceding sentence
                    (i) Ripplewood Partners and Ripplewood Employee Fund shall be deemed to be one Stockholder and (ii) the Existing Stockholders shall be deemed to be one Stockholder. The rights granted under this Section 2 shall not be assignable; provided, however that a Stockholder may assign its rights under this Section 2 relating to the shares which it is then transferring to a

                    Permitted Transferee or any purchaser in a private transaction of more than 25% of the shares of Common Stock then held by such Stockholder (with (i) Ripplewood Partners and Ripplewood Employee Fund and (ii) the Existing Stockholders, each considered collectively for this purpose).

     3.        Transfer of Shares by FS Stockholder, Sears Stockholder or
               ----------------------------------------------------------
          Ripplewood Stockholder; Rights of Inclusion.
          -------------------------------------------

               3.1       Right of Inclusion.
                         ------------------

          (a)       The FS Stockholder agrees not to Transfer (as defined in
               Section 5.1) all or any portion of the shares of Common Stock it holds to any Person (individually, a "Third Party" and, collectively, "Third Parties") unless the Sears Stockholder, the Ripplewood Stockholder and each Existing Stockholder are given an opportunity to sell to the Third Party such number of shares of Common Stock owned by the Sears Stockholder, the Ripplewood Stockholder and such Existing Stockholder as is determined in accordance with Subsection 3.3 of this Section 3; provided,
                                                                 --------
               however, that the Sears Stockholder, the Ripplewood
               -------
               Stockholder and the Existing Stockholders shall have no rights pursuant to this Section 3 with respect to Transfers by the FS Stockholder or a Permitted Transferee of the FS Stockholder of Common Stock to (i) any Permitted Transferee of the FS Stockholder or Permitted Transferees of such Permitted Transferee (except Transfers either to an Unaffiliated Permitted Transferee
               (x) more than one year after the date hereof or (y) prior to one year after the date hereof if after such Transfer, FS Stockholder would own less than 25% of the Common Stock or would have granted any approval rights over major corporate transactions or would have transferred rights not in compliance with this Agreement) or
               (ii) to any limited or general partner or employee of the FS Stockholder or any Permitted Transferee of the FS Stockholder in a transaction constituting either (x) a distribution or (y) on isolated sale of less than 5% of the Common Stock for employment incentive purposes.

          (b)       The Sears Stockholder agrees not to Transfer (as defined in
               Section 5.1) all or any portion of the shares of Common Stock it holds to any Person (individually, a "Third Party" and, collectively, "Third Parties") unless the FS Stockholder, the Ripplewood Stockholder and each Existing Stockholder are given an opportunity to sell to the Third Party such number of shares of Common Stock owned by the FS Stockholder, the Ripplewood Stockholder and such Existing Stockholder as is determined in accordance with Subsection 3.3 of this Section 3; provided,
                                                                 --------
               however, that the FS Stockholder, the Ripplewood Stockholder and
               -------
               the Existing Stockholders shall have no rights pursuant to this
               Section 3 with respect to Transfers by the Sears Stockholder or a Permitted Transferee of the Sears Stockholder of Common Stock to any Permitted Transferee of the Sears Stockholder or Permitted Transferees of such Permitted Transferee.

          (c) The Ripplewood Stockholder agrees not to Transfer (as defined in Section 5.1) all or any portion of the shares of common stock it holds to any third party unless the FS Stockholder is given an opportunity to sell to the third party such number of shares of Common Stock owned by the FS Stockholder as is determined in accordance with subsection 3.3 of this
               Section 3; provided, however, that the FS Stockholder shall have no rights pursuant to the Section 3 with respect to Transfers by the Ripplewood Stockholder to any Permitted Transferee of the Ripplewood Stockholder. To the extent the FS Stockholder exercises its rights under this Section 3.1(c), the Existing Stockholders and Sears Stockholder shall thereupon have the rights described in Section 3.1(a).

               3.2       Third-Party Offer.
                         -----------------

          (a) Prior to the consummation of any sale of all or any portion of the shares of Common Stock held by the Sears Stockholder or FS Stockholder ("Selling Stockholder") to a Third Party, the Selling Stockholder shall cause each bona fide offer from such Third Party to purchase such shares from the Selling Stockholder (a "Third-Party Offer") to be reduced to writing and shall send written notice of such Third-Party Offer (the "Initial Offer Notice") to the other Stockholders. Each Third-Party Offer shall include an offer to purchase shares of Common Stock from the Stockholders holding rights under Section 3.1 in the amounts determined in accordance with Subsection 3.3 of this Section 3, at the same time, at the same price and on the same terms as the sale by the Selling Stockholder to the Third Party, and according to the terms and conditions of this Agreement. The Initial Offer Notice shall be accompanied by a true copy of the Third-Party Offer (including all material information available to the Selling Stockholder relating thereto). If a Stockholder desires to accept the offer contained in the Initial Offer Notice, such Stockholder shall furnish written notice to the Selling Stockholder, within 20 days after its receipt of the Initial Offer Notice, indicating such Stockholder's irrevocable acceptance of the offer included in the Initial Offer Notice and setting forth the maximum number of shares of Common Stock such Stockholder agrees to sell to the Third Party (the "Acceptance Notice"). If a Stockholder does not furnish an Acceptance Notice to the

               Selling Stockholder in accordance with these provisions by the end of such 20-day period, such Stockholder shall be deemed to have irrevocably rejected the offer contained in the Initial Offer Notice. All shares of Common Stock set forth in the Acceptance Notices of the Stockholders together with the shares of Common Stock proposed to be sold by the Selling Stockholder to the Third Party are referred to collectively as "All Offered Shares". Within five days after the date on which the Third Party informs the Selling Stockholder of the total number of shares of Common Stock which such Third Party has agreed to purchase in accordance with the terms specified in the Initial Offer Notice, the Selling Stockholder shall send written notice (the "Final Notice") to the participating Stockholders setting forth the number of shares of Common Stock each participating Stockholder shall sell to the Third Party as determined in accordance with Subsection 3.3 of this Section 3, which number shall not exceed the maximum number specified by a Stockholder in its Acceptance Notice. Within five days after the date of the Final Notice (or such shorter period as may reasonably be requested by the Selling Stockholder to facilitate the sale), the participating Stockholders shall furnish to the Selling Stockholder (i) a written undertaking to deliver, upon the consummation of the sale of Common Stock to the Third Party as indicated in the Final Notice, the certificates representing the shares of Common Stock held by each Stockholder which will be transferred pursuant to such Third-Party Offer (such shares shall be referred to herein as the "Included Shares") and (ii) a limited power-of-attorney authorizing the Selling Stockholder to transfer the Included Shares pursuant to the terms of such Third-Party Offer. Each Stockholder shall be required to make customary representations and warranties in connection with such transfer with respect to its own authority to transfer and its title to the shares of Common Stock transferred. In any such transaction the Company will cooperate with all Stockholders to facilitate the transaction.

          (b) Prior to the consummation of any sale of all or any portion of the shares of Common Stock held by the Ripplewood Stockholder to a Third Party, the Ripplewood Stockholder shall cause each bona fide offer from such Third Party to purchase such shares from the Ripplewood Stockholder (a "Ripplewood Third-Party Offer") to be reduced to writing and shall send written notice of such Ripplewood Third-Party Offer (the "Ripplewood Initial Offer Notice") to the FS Stockholder (with a copy to Sears Stockholder). Each Ripplewood Third-Party Offer shall include an offer to purchase shares of Common Stock from the FS Stockholder, in the amounts determined in accordance with Subsection 3.3 of this Section 3, at the same time, at the same price and on the same terms as the sale by the Ripplewood Stockholder to the Third Party, and according to the terms and conditions of this Agreement. The Ripplewood Initial Offer Notice shall be accompanied by a true copy of the Ripplewood Third-Party Offer (including all material information available to the Ripplewood Stockholder relating thereto). If the FS Stockholder desires to accept the offer contained in the Ripplewood Initial Offer Notice, the FS Stockholder shall furnish written notice to the Ripplewood Stockholder, within 20 days after its receipt of the Ripplewood Initial Offer Notice, indicating the FS Stockholder's irrevocable acceptance of the offer included in the Ripplewood Initial Offer Notice and setting forth the maximum number of shares of Common Stock the FS Stockholder agrees to sell to the Third Party (the "Acceptance Notice"). If the FS Stockholder does not furnish an Acceptance Notice to the Ripplewood Stockholder in accordance with these provisions by the end of such 20-day period, the FS Stockholder shall be deemed to have irrevocably rejected the offer contained in the Ripplewood Initial Offer Notice. All shares of Common Stock set forth in the Acceptance Notice of the FS Stockholder together with the shares of Common Stock proposed to be sold by the Ripplewood Stockholder to the Third Party are referred to collectively as "All Offered Shares". Within five days after the date on which the Third Party informs the Ripplewood Stockholder of the total number of shares of Common Stock which such Third Party has agreed to purchase in accordance with the terms specified in the Ripplewood Initial Offer Notice, the Ripplewood Stockholder shall send written notice (the "Ripplewood Final Notice") to the FS Stockholder setting forth the number of shares of Common Stock the FS Stockholder shall sell to the Third Party as determined in accordance with Subsection 3.3 of this Section 3, which number shall not exceed the maximum number specified by the FS Stockholder in its Acceptance Notice. Within five days after the date of the Ripplewood Final Notice (or such shorter period as may reasonably be requested by the Ripplewood Stockholder to facilitate the sale), the FS Stockholder shall furnish to the Ripplewood Stockholder (i) a written undertaking to deliver, upon the consummation of the sale of Common Stock to the Third Party as indicated in the Ripplewood Final Notice, the certificates representing the shares of Common Stock held by the FS Stockholder which will be transferred pursuant to such Ripplewood Third-Party Offer (such shares, including any shares sold by other Stockholders exercising rights under Section 3.1(a), shall be referred to herein as the "Included Shares") and
               (ii) a limited power-of-attorney authorizing the Ripplewood Stockholder to transfer the Included Shares pursuant to the terms of such Ripplewood Third-Party Offer. Each Stockholder shall be required to make customary representations and warranties in connection with such transfer with respect to its own authority to transfer and its title to the shares of Common Stock transferred. In any such transaction the Company will cooperate with all Stockholders to facilitate the transaction. The fact that other Shareholders will have Tag-Along Rights upon an exercise of the FS Stockholders' Tag-Along Rights hereunder shall not result in an extension of any time periods specified in this Section 3.2(b).

               3.3       Allocation of Included Shares.  The maximum number of
                         -----------------------------
                    shares of Common Stock that may be sold by FS Stockholder, Sears Stockholder, Ripplewood Stockholder and each Existing Stockholder and all other holders of Common Stock who have rights to participate in sales of Common Stock by the FS Stockholder, Sears Stockholder or Ripplewood Stockholder pursuant to written agreements by and between the FS Stockholder, the Sears Stockholder, the Ripplewood Stockholder or the Company and any such holder (the "Other Tag-Along Rights Holders") in any sale governed by this
                    Section 3 shall be (i) All Offered Shares in the event the Third Party has agreed to purchase All Offered Shares and all shares of Common Stock that the Other Tag-Along Rights Holders who have elected to participate in such sale seek to include in such sale or (ii) such number of shares of Common Stock equal to the product of (a) the total number of shares of Common Stock which the Third Party has agreed to purchase times (b) a fraction, the numerator of which is the number of shares of Common Stock owned by the FS Stockholder, the Sears Stockholder, the Ripplewood Stockholder, Existing Stockholders or each Other Tag-Along Rights Holder who is eligible to and has elected to participate in such sale, as the case may be, on the date of the Final Notice or Ripplewood Final Notice and the denominator of which is the total number of shares of Common Stock owned on the date of the Final Notice or Ripplewood Final Notice by all of the FS Stockholder, the Sears Stockholder, the Ripplewood Stockholder, the Existing Stockholders and the Other Tag-Along Rights Holders who have elected to participate in such sale; provided, however, that, in the event the FS
                          --------  -------
                    Stockholder, the Sears Stockholder, the Ripplewood Stockholder, the Existing Stockholders or any Other Tag-Along Rights Holder elects to sell a number of shares of Common Stock which is less than the number of shares such holder could sell pursuant to clause (ii) above, the shares of Common Stock that the other such holders can sell in such transaction shall be increased by an aggregate amount equal to the number of shares which any of the FS Stockholder, the Ripplewood Stockholder, the Existing Stockholders or any Other Tag-Along Rights Holder could have sold in such transaction but chose not to sell, and any such increase shall be allocated among such other holders on a pro rata basis based upon the number of shares of Common Stock owned on the date of the Final Notice or Ripplewood Final Notice by such other holders. The Company shall not grant to any Person that is not a party to this Agreement on the date hereof rights which are more favorable than or which would interfere with (it being understood that the granting of substantially similar rights to Other Tag-Along Rights Holders shall not by itself be deemed to so interfere) those granted to the Existing Stockholders pursuant to this
                    Section 3 without Mr. Taubman's or his representative's prior written consent. The Stockholders shall use reasonable best efforts to cause the Company to amend existing agreements under the Company's stock plans for management, and adopt new forms of agreements, so that Management Stockholders having Tag-Along Rights can exercise such rights in a sale either by FS Stockholder or Sears Stockholder.

               3.4       Consummation.  The Sears Stockholder, FS Stockholder
                         ------------
                    or Ripplewood Stockholder shall have 90 days from the date of the Final Notice or Ripplewood Final Notice, respectively, in which to sell to the Third Party the shares of Common Stock owned by the Sears Stockholder, FS Stockholder or Ripplewood Stockholder and the Included Shares of the other Stockholders having Tag-Along Rights on terms which are not materially less favorable to the sellers of shares of Common Stock than those specified in the applicable Initial Offer Notice; provided, however, that in
                                                     --------  -------
                    the event there is a decrease in the price to be paid by the Third Party for the shares of Common Stock to be sold from the price set forth in the Initial Offer Notice or the Ripplewood Initial Offer Notice, as applicable, which decrease is acceptable to the Sears Stockholder, FS Stockholder (in the case of a Third Party Offer) or Ripplewood Stockholder (in the case of a Ripplewood Third Party Offer), or other material change in terms which are less favorable to the Sears Stockholder, FS Stockholder or Ripplewood Stockholder, as the case may be, but which are acceptable to the Sears Stockholder, FS Stockholder or Ripplewood Stockholder, as the case may be, the Sears Stockholder, FS Stockholder or Ripplewood Stockholder, as the case may be, shall notify the participating Stockholders of such decrease or change in terms, and each of the participating Stockholders shall have five business days from the date of receipt of the notice of such decrease or change in terms to reduce the number of shares of Common Stock it will sell to such Third Party as previously indicated in the applicable Acceptance Notice and the number of shares that all other participating stockholders (including Other Tag-Along Rights Holders) may transfer shall be increased in accordance with the provisions of Section 3.3; and provided, further, that in
                                                   --------  -------
                    the event there is an increase in the price to be paid by the Third Party for the shares of Common Stock to be sold from the price set forth in the applicable Initial Offer Notice or other material change in terms which are more favorable to the Sears Stockholder, FS Stockholder or Ripplewood Stockholder, as the case may be, the Sears Stockholder, FS Stockholder or Ripplewood Stockholder, as the case may be, shall notify the other Stockholders of such increase or change in terms, and each of the Stockholders who was eligible to but did not elect to participate to the full extent of their rights hereunder shall have five business days from the date of receipt of the notice of such increase or change in terms to increase the number of shares of Common Stock it will sell to such Third Party, and the number of shares that all other participating stockholders (including other Tag-Along Rights Holders) may transfer shall be decreased proportionately if necessary. A Third Party purchaser of shares of Common Stock which complies with this Section 3 shall not be subject to the obligations contained in this Section 3 with respect to future sales of their shares. The Sears Stockholder, FS Stockholder or Ripplewood Stockholder, as the case may be, shall cause to be remitted to the participating Stockholders the total sales price of the Included Shares of the participating Stockholders sold pursuant thereto, which consideration shall be in the same form and per share amount as the consideration received by the Sears Stockholder, FS Stockholder or Ripplewood Stockholder, as the case may be, and as specified in the Initial Offer Notice (or Ripplewood Initial Offer Notice, as applicable), net (i) in an exercise of Tag-Along Rights by an Existing Stockholder, of the reasonable, incremental out-of-pocket expenses incurred by the FS Stockholder or Sears Stockholder in connection with such sale as a result of the Existing Stockholders' participation therein or (ii) in an exercise of Tag-Along Rights by the Sears Stockholder, the Ripplewood Stockholder or the FS Stockholder, of the pro rata portion (based on the number of shares of Common Stock included by each Stockholder compared to the aggregate number of shares of Common Stock included in such sale) of the reasonable out-of-pocket expenses incurred in connection with a sale consummated pursuant to this Section 3. The Sears Stockholder, FS Stockholder or Ripplewood Stockholder shall furnish, or shall cause to be furnished, such other evidence of the completion and time of completion of such sale and the terms thereof as may be reasonably requested by the participating Stockholders including, without limitation, evidence of the expenses incurred by the Sears Stockholder, FS Stockholder or Ripplewood Stockholder, as the case may be, in connection with such sale. If and to the extent that, at the end of 90 days following the date of the Final Notice (or Ripplewood Final Notice, as applicable), the Sears Stockholder, FS Stockholder or Ripplewood Stockholder, as the case may be, has not completed the sale contemplated thereby, the Sears Stockholder, FS Stockholder or Ripplewood Stockholder, as the case may be, shall return to the participating Stockholders all certificates representing the Included Shares and all powers-of-attorney which the participating Stockholders may have transmitted pursuant to the terms hereof.

               3.5       Termination and Assignment.  Any Permitted Transferee
                         --------------------------
                    of the FS Stockholder (other than an Unaffiliated Permitted Transferee) and any assignee of the FS Stockholder's rights under Section 4 shall agree to be bound by this Section 3 to the same extent as the FS Stockholder. Any Permitted Transferee of the Ripplewood Stockholder shall agree to be bound by this Section 3 to the same extent as the Ripplewood Stockholder. Any Permitted Transferee of the Sears Stockholder shall agree to be bound by this Section 3 to the same extent as the Sears Stockholder. The obligations of the FS Stockholder, Sears Stockholder and the Ripplewood Stockholder and any Permitted Transferee or assignee pursuant to the provisions of this Section 3 shall terminate upon a Liquidity Event or, as to any such holder only, upon a distribution without consideration of all of the shares of Common Stock that such holder holds to its stockholders or the limited or general partners or employees of such holder or their Affiliates. The rights granted to the Stockholders pursuant to this Section 3 may not be assigned, except that these rights shall inure to the benefit of a Permitted Transferee of a Stockholder (and its Permitted Transferees) provided that such persons have agreed to be bound by Sections 4 and 5 of this Agreement, and may be assigned to a purchaser or transferee of more than 50% of the shares of Common Stock then held by any Stockholder, and such rights shall be further assignable to any purchaser of more than 50% of the shares of such transferee. No additional Tag-Along Rights shall be granted without the approval of the Company's Board of Directors and no such grant may be a Tag-Along Right on sales by a specific Stockholder without its consent, or a grant that would prevent a

                    Stockholder from participating pro rata in a sale in which it could exercise Tag-Along Rights. Nothing in this section shall be construed as granting rights of inclusion in any Public Market Sale.

     4.        Obligation to Sell Securities.
               -----------------------------

               4.1       Sale Obligation.  From and after April 1, 2000, or
                         ---------------
                    earlier if consented to by Sears Stockholder, if the FS Stockholder finds a third-party buyer to which it sells all of the shares of Common Stock held by the FS Stockholder and its Permitted Transferees and assignees (whether such sale is by way of purchase, merger or other form of transaction), upon the request of the FS Stockholder, each of the Existing Stockholders and the Ripplewood Stockholder shall sell all of the shares of Common Stock and the Taubman Option beneficially owned by such Existing Stockholder and the Ripplewood Stockholder to such third-party buyer pursuant to the same terms and conditions negotiated by the FS Stockholder for the sale of shares of Common Stock held by the FS Stockholder and subject to the provisions of the Taubman Option with respect to the consideration to be received for such Option; provided, that an Existing
                                              --------
                    Stockholder and the Ripplewood Stockholder shall have no obligation to sell its shares of Common Stock and the Taubman Option pursuant to this Section 4 unless the FS Stockholder (including its Permitted Transferees and assignees) sells all of the shares of Common Stock held by them. Each of the Existing Stockholders and the Ripplewood Stockholder agrees to such sale, and to execute such agreements, powers of attorney, voting proxies or other documents and instruments as may be necessary to consummate such sale. Each of the Existing Stockholders and the Ripplewood Stockholder further agrees to timely take such other actions as the FS Stockholder may reasonably request as necessary in connection with the approval of the consummation of such sale, including voting all Voting Securities in favor of such sale. Each Existing Stockholder shall pay the reasonable incremental out-of-pocket expenses incurred by the FS Stockholder in connection with the inclusion of such Existing Stockholder in a sale consummated pursuant to this Section 4. The Ripplewood Stockholder shall pay its pro rata portion (based on the total value of the consideration received by such Stockholder compared to the aggregate consideration received by all Stockholders in the transaction) of the reasonable out-of-pocket expenses incurred by the FS Stockholder in connection with a sale consummated pursuant to this Section 4.

               4.2       Termination and Assignment.  The obligations of the
                         --------------------------
                    Existing Stockholders and Ripplewood Stockholder pursuant to this Section 4 shall be binding on any transferee of or purchaser of shares of Common Stock or all or any part of the Taubman Option from an Existing Stockholder or from the Ripplewood Stockholder or from one of their Permitted Transferees, and any subsequent transferee, except for a transferee purchasing shares in a Public Market Sale, or any subsequent transferee thereof, and an Existing Stockholder, the Ripplewood Stockholder, Permitted Transferee or any other transferee shall obtain and deliver to the FS Stockholder a written commitment to be bound by such provisions from each such transferee or Permitted Transferee prior to any Transfer. Notwithstanding the immediately preceding sentence, a Trust Transferee shall not be required to deliver the written commitment referred to in such sentence upon receipt of shares by way of distribution from the trust; provided, however, that if such Trust Transferee does not deliver such commitment within 30 days after receipt of notice from the Company requesting delivery of such documents (and referring specifically to this Agreement) (such period, the "Document Delivery Period"), the Company need not register such Transfer on its records and the Company (or its designee) shall have a repurchase right as to such shares pursuant to Section 5.1(c). The Trust shall promptly notify the Company of the occurrence of any event that would cause a distribution from the Trust. The obligations pursuant to this Section 4 shall likewise be binding on any transferee of or purchaser of shares from the FS Stockholder (and any subsequent transferee), except for a transferee purchasing shares in a Public Market Sale or any subsequent transferee thereof, or an assignee of the rights held by FS Stockholder under this Section 4, and the FS Stockholder shall obtain an undertaking by such transferee to be so bound. The obligations of the Existing Stockholders and the Ripplewood Stockholder pursuant to this Section 4, and the obligations of any such transferee and Permitted Transferee, shall continue after the consummation of an Initial Public Offering until the occurrence of a Liquidity Event. The rights of FS Stockholder under this Section 4 shall not be assignable except to a purchaser of more than 50% of the shares of Common Stock then held by FS Stockholder and its Permitted Transferees (with FSEP IV and any Permitted Transferee therefrom considered collectively for this purpose) that holds after such purchase more than 25% of the outstanding Common Stock or to a Permitted Transferee of all of

                    FS Stockholder's stock and shall terminate in the event that the FS Stockholder (or such Permitted Transferee or permitted assignee) holds a number of shares of Common Stock which represents less than 20% of the total number of shares of Common Stock outstanding at any time (with FSEP IV, any Permitted Transferee and/or permitted assignee considered collectively for this purpose).

     5.        Restrictions on Transfers of Securities; Right of First Offer.
               -------------------------------------------------------------

               5.1       Transfer Restrictions.
                         ---------------------

          (a)       Transfer Restrictions Binding Existing Stockholders.   No
                    ---------------------------------------------------
               Existing Stockholder shall, without the prior written approval of FS Stockholder, Transfer any shares of Common Stock or any right, title or interest therein except in a manner in compliance with this Agreement, including (without limitation) Subsection 5.2; or
               (i) pledge, hypothecate or encumber any shares of Common Stock,
               (ii) sell, assign, transfer, gift or otherwise dispose of or convey or distribute to its beneficiaries (in the case of the Trust) ((i) and (ii) collectively, the "Transfer") any shares of Common Stock, or any right, title or interest therein, except in compliance with the Securities Act and all applicable state securities laws; or (iii) Transfer any shares of Common Stock (other than to a Permitted Transferee, provided the documents enumerated in clauses (i) - (iii) below are delivered), or any right, title or interest therein, until after April 1, 2000 (the "Permitted Transfer Date") or, if earlier, upon consummation of an Initial Public Offering by the Company, except pursuant to this Agreement or due to involuntary dissolution of the Trust or death. As long as it has any obligations under this Agreement, to the extent permitted by its Declaration of Trust, the Trust shall remain in full force and effect and shall not be dissolved or revoked. After the Permitted Transfer Date, or at such earlier date as required by law or the Declaration of Trust of the Trust, the Existing Stockholders may Transfer shares of Common Stock to a Permitted Transferee, without complying with Section 5.2, provided that each of such transferees (i) executes a written undertaking to be and becomes bound by this Agreement in the same manner and to the same extent as the Existing Stockholders, (ii) executes an irrevocable power of attorney appointing Nicholas F. Taubman (or an individual designated by Nicholas F. Taubman if he is unable to act due to death or disability) as such transferee's attorney-in-fact with sole irrevocable power and authority to make all decisions on behalf of and take all actions required to be taken by such transferee in connection with this Agreement, including (without limitation) any required sale of shares of Common Stock pursuant to Section 4 hereof, and (iii) if requested by FS Stockholder, delivers an opinion of legal counsel reasonably satisfactory to FS Stockholder that such undertaking is binding and enforceable. Notwithstanding the immediately preceding sentence, a Trust Transferee shall not be required to deliver the items referred to in such sentence upon receipt of shares by way of distribution from the Trust; provided, however, that if such Trust Transferee
                               --------  -------
               does not deliver such items within the Document Delivery Period the Company need not register such Transfer on its records and the Company (or its designee) shall have a repurchase right as to such shares pursuant to Section 5.1(c). The Trust shall promptly notify the Company of the occurrence of any event that would cause a distribution from the Trust.

          (b)       Conditions to Transfer.  Any attempt to Transfer, pledge,
                    ----------------------
               hypothecate or encumber shares of Common Stock, or any right, title or interest therein, not in compliance with this Agreement shall be null and void, and the Company shall not give effect to any such attempted transaction or Transfer. No Transfer shall be effective which would cause a Change in Control Event. Any shares of Common Stock Transferred pursuant to the terms and requirements of this Agreement (including Sections 3, 4 and 5) shall be Transferred free and clear of all mortgages, liens, pledges, charges and security interests or encumbrances, or any obligations or liabilities in connection therewith, other than obligations under this Agreement of transferees. Each Stockholder, on the execution and delivery of this Agreement, agrees that such Stockholder will not Transfer any shares of Common Stock prior to delivery to the Company of an opinion of counsel in form and substance reasonably satisfactory to the Company with respect to compliance with the Securities Act, or until a registration statement with respect to such shares of Common Stock under the Securities Act has become effective; except that no opinion shall be required in the case of a Transfer by any Stockholder to a Permitted Transferee or by FS Stockholder or a Permitted Transferee to any limited or general partner or employee of the FS Stockholder or any Permitted Transferee. Except as expressly provided to the contrary herein, all transferees of shares of Common Stock except for a transferee acquiring shares in a Public Market Sale and transferees of such Public Market Sale transferee will be bound by this Agreement in the same manner and to the same extent as the transferor and prior to any Transfer must deliver to the Company and the Stockholders a written undertaking to be and become so bound. Upon completion of any Transfer in compliance with this Agreement, the transferee shall become a Stockholder and entitled to certain rights hereunder.

          (c)       Repurchase Option.  If Voting Securities held by a Trust
                    -----------------

               Transferee become subject to a repurchase option pursuant to
               Section 4.2 or Section 5.1(a) above, upon notice of exercise thereof from the Company (or its designee), such Voting Securities shall be deemed to have been redeemed by the Company or purchased by its designee for, and any certificates representing such Voting Securities shall thereafter represent the right to receive, 85% of their fair market value in cash (which value shall be determined by an Appraising Firm (as defined in Section 5.2)). The Company (or its designee) shall have 60 days from the expiration of the Document Delivery Period to deliver such notice and shall pay such amount promptly (within 90 days from the expiration of the Document Delivery Period) upon delivering such notice, whereupon the Company shall reflect such redemption or sale on the records of the Company. If such notice and payment is not delivered within 210 days of the distribution by the Trust, and if the Trust has complied with its notice obligations hereunder, then the Company shall record the Transfer to the Trust Transferee, notwithstanding the failure to deliver the documents required by subsection (a). The Company's rights under this paragraph (b) shall terminate on the date all rights under Sections 4 and 5 hereof in favor of the FS Stockholder or its Permitted Transferees have terminated.

          (d)       Transfer Restrictions Binding Ripplewood Stockholder.  The
                    ----------------------------------------------------
               Ripplewood Stockholder shall not, without the prior written approval of FS Stockholder, Transfer any shares of Common Stock or any right, title or interest therein except in a manner in compliance with this Agreement, including (without limitation) Subsection 5.2; or: (i) pledge, hypothecate or encumber any shares of Common Stock, except that the Ripplewood Employee Fund may pledge shares of Common Stock subject to Section (e) of this
               Section 5.1; (ii) Transfer any shares of Common Stock, or any right, title or interest therein, except in compliance with the Securities Act and all applicable state securities laws; or (iii) Transfer any shares of Common Stock, or any right, title or interest therein (other than to its Permitted Transferee or as expressly permitted by and in compliance with this Agreement) until April 1, 2000, or if earlier, upon consummation of an Initial Public Offering by the Company.

          (e) The Ripplewood Employee Fund may pledge shares of Common Stock to a lender in connection with the financing of its initial investment in the Company, provided, that in connection with such pledge:

                    (i) No foreclosure sale of the pledge Common Stock shall be consummated unless the FS Stockholder or a person designated by the FS Stockholder shall be given the right to acquire such pledged shares of Common Stock pursuant to this clause (i). Upon the pledgee agreeing to sell the shares of Common Stock, the pledgee shall give written notice to the FS Stockholder of the agreement to sell, which notice shall include a term sheet stating, among other material terms, the agreed upon sale price that the purchaser is willing to pay the pledgee for such shares of Common Stock. FS Stockholder or its designee shall thereafter have the right for a period of 30 days following receipt of such notice to elect to purchase such shares of Common Stock at the price and on the terms stated in the written notice. The FS Stockholder or its designee shall exercise such rights by delivering its irrevocable written election to purchase such shares prior to 2:00 p.m. Los Angeles time on the final day of said 30-day period. If the FS Stockholder (or its designee) elects to purchase such shares of Common Stock, it shall consummate such purchase within 60 days of the final day of the 30-day period. If the FS Stockholder (or its designee) does not elect to purchase such shares of Common Stock, the foreclosure sale may be completed if and only if the transferee agrees in writing to be bound by the obligations of Ripplewood Stockholder set forth in Section 3, 4, 5 and 7 of this Agreement.

                    (ii) A transferee of pledged securities in a foreclosure sale shall not succeed to any rights hereunder of Ripplewood Stockholders, including without limitation rights set forth in Sections 2, 3, 6 and 7 hereof.

                    (iii) Any pledgee of shares of Common Stock shall be bound by Section 4 of this Agreement during such time it may hold shares of Common Stock.

          (f)       Transfer Restrictions Binding Sears Stockholder.  The
                    -----------------------------------------------
               Sears Stockholder shall not, without the prior written approval of FS Stockholder: (i) pledge, hypothecate or encumber any shares of Common Stock; (ii) Transfer any shares of Common Stock, or any right, title or interest therein, unless such Transfer is in compliance with the Securities Act and all applicable State Securities laws and in a manner in compliance with this Agreement, including (without limitation) subsection 5.2; or
               (iii) Transfer any shares of Common Stock, or any right, title or interest therein (other than to its Permitted Transferee as is expressly permitted by and in compliance with this Agreement) until April 1, 2000, or if earlier, upon consummation of an Initial Public Offering by the Company.

          (g)       Transfer Restrictions Binding FS Stockholder.  The FS
                    --------------------------------------------
               not, without the prior written approval of Sears Stockholder: (i) pledge, hypothecate or encumber any shares of Common Stock; (ii) Transfer any shares of Common Stock, or any right, title or interest therein, unless such Transfer is in compliance with the Securities Act and all applicable State Securities laws and in a manner in compliance with this Agreement including (without limitation) subsection 5.2; or (iii) Transfer any shares of Common Stock, or any right, title or interest therein (other than to its Permitted Transferees as expressly permitted by and in compliance with this Agreement) until April 1, 2000, or, if earlier, upon consummation of an Initial Public Offering by the Company.

               5.2       Right of First Offer.
                         --------------------

          (a)       First Offer by Existing Stockholder.  Except in the case of
                    -----------------------------------
               a transaction governed by Section 7.3(g) each of the Existing Stockholders hereby agrees not to Transfer, prior to April 15, 2001, or until an Initial Public Offering, if earlier, any of the shares of Common Stock or the Taubman Option held by it to any Person (other than its Permitted Transferees) unless FS Stockholder and Sears Stockholder, pro rata based on such stockholder's then-current ownership of Common Stock (or any third person(s) designated by FS Stockholder or Sears Stockholder, as the case may be, which may include their Affiliates or the Company), is given the right to acquire such shares of Common Stock pursuant to the provisions of this Subsection 5.2. In addition, until a Liquidity Event, the Existing Stockholders shall not Transfer any shares of Common Stock to any Person who directly or indirectly carries on or participates in any business in competition with the Business (whether conducted by the Company or any Subsidiary or controlled Affiliate of the Company) without complying with this Section 5.2.

          (b)       First Offer by Ripplewood Stockholder.  Except in the case
                    -------------------------------------
               of a transaction governed by Section 5.1(d) and (e) or 7.3(g) the Ripplewood Stockholder agrees not to Transfer, until an Initial Public Offering, any of the shares of Common Stock held by it to any Person (other than its Permitted Transferees) unless FS Stockholder and Sears Stockholder, pro rata based on such Stockholder's then-current ownership of Common Stock (or any third person(s) designated by FS Stockholder or Sears Stockholder, as the case may be, which may include their Affiliates or the Company) is given the right to acquire such shares of Common Stock pursuant to the provisions of this Subsection 5.2.

          (c)       First Offer by FS Stockholder.  Except in the case of a
                    -----------------------------
               transaction governed by Section 5.1(f) or 7.3(g), the FS Stockholder agrees not to Transfer, until consummation of an Initial Public Offering by the Company, any of the shares of Common Stock held by it to any Person (other than its Permitted Transferees) unless the Sears Stockholder (or any third person(s) designated by Sears Stockholder, which may include Affiliates of Sears Stockholder or the Company) is given the right to acquire such shares of Common Stock pursuant to the provisions of Subsection 5.2(e).

          (d)       First Offer by Sears Stockholder.  Except in the case of a
                    --------------------------------
               transaction governed by Section 5.1(g) or 7.3(g), the Sears Stockholder agrees not to Transfer, until consummation of an Initial Public Offering by the Company, any of the shares of Common Stock held by it to any person (other than a Permitted Transferee) unless the FS Shareholder (or any third person(s) designated by FS Stockholder, which may include Affiliates of FS Stockholder or the Company) is given the right to acquire such shares of Common Stock pursuant to the provisions of Subsection 5.2(e).

          (e)       First Offer Provisions.  If a Stockholder while subject to
                    ----------------------
               the provisions of this Section 5.2 receives an offer from any Person (other than its Permitted Transferees) to acquire any shares of Common Stock, or decides to solicit or cause to be solicited a proposal or proposals to acquire shares of Common Stock, such Offering Stockholder shall first give each other Stockholder having rights with respect to the shares of Common Stock held by such Offering Stockholder under this Subsection 5.2 (the "Offeree") written notice (the "Stockholder Notice") of such intention, which notice shall include a term sheet stating, among other material terms, the minimum cash sales price (the "Target Price") that such Stockholder would entertain for the shares of Common Stock to be sold (the "Offered Securities"). The Offeree (or its designee) shall have the right for a period of 20 days following the delivery of the Stockholder Notice (the "Acceptance Period") (provided, that if more than one Stockholder is an
                         --------
               Offeree, the Acceptance Period shall be shortened to 15 days, and if any Offeree declines to exercise its rights with respect to the Stockholder Notice, those Offerees exercising their rights may, by giving a written notice by the 20th day after the Stockholder's Notice, purchase all, but not less than all, of the portion of the shares of Common Stock not accepted by the declining Offeree (the "Take-Up Right"), pro rata based on such electing Offerees ownership of Common Stock) to accept the offer to purchase all but not less than all of the Offered Securities at the Target Price and upon the other terms provided with the Stockholder Notice. The Offeree (or its designee) shall exercise its rights under this Section 5.2 by delivering to such Offering Stockholder an irrevocable written notice of its election prior to 2:00 p.m. Los Angeles time on the final day of the Acceptance Period. If the Offeree (or its designee) exercises its rights under this Section 5.2, the sale of the Offered Securities shall be consummated within 60 days of the final day of the Acceptance Period (the "Purchase Period"). If the Offeree (or its designee) does not elect to purchase the Offered Securities on such terms (and the failure to deliver an irrevocable notice of acceptance shall be conclusively deemed to be rejection of such opportunity) or fails to consummate a purchase of the Offered Securities within the Purchase Period, such Offering Stockholder shall have the right (without limitation to other rights it may have) to consummate the sale of the Offered Securities on terms not materially more favorable to the purchaser than specified in the Stockholder Notice for a period of 135 days (the "Consummation Period") after the expiration of the Acceptance Period or, if applicable, the Purchase Period, provided, that if necessary in order to receive approval of such sale under antitrust laws, the Purchase Period Consummation Period may be extended for a reasonable period by written notice to the Stockholders. If such Offering Stockholder does not complete such sale, transfer or conveyance within the Consummation Period, such Offering Stockholder shall not have the right to sell, transfer or convey any of the Offered Securities without again complying with this Subsection 5.2. In the event such Offering Stockholder intends to sell the Offered Securities for consideration other than cash, such Offering Stockholder shall notify the Offeree (or its designee) of the terms and value of such non-cash consideration. The Offeree (or its designee) may elect within 30 days of such notice to have the fair market value of such non-cash consideration determined, with the parties jointly selecting an investment banking firm to resolve any dispute regarding the fair market value of such non-cash consideration; in the absence of agreement on such firm, a third investment banking firm (designated by the firms proposed by the Offeree and Offering Stockholder) shall determine such fair market value. The investment banking firm so selected is referred to as the "Appraising Firm." If the sum of the fair market value of the non-cash consideration and the cash consideration (in the case of a sale that is partially for cash) is less than the cash price offered to Offeree (or its designee) pursuant to this Subsection 5.2, the Offeree (or its designee) may, within 20 days of the determination of the fair market value of the non-cash consideration, elect to purchase the Offered Securities proposed to be sold for an amount in cash equal to the sum of (i) the fair market value of the non-cash consideration and (ii) the cash consideration, if any. Such purchase must be consummated within 60 days of the determination of fair market value. If such Offering Stockholder receives a written offer for the Offered Securities at any time during the Consummation Period which is acceptable to such Offering Stockholder but is less than the Target Price or is upon terms materially less favorable to such Offering Stockholder than the terms provided to the Offeree (or its designee) in the Stockholder Notice (the "Below Target Price Offer"), such Stockholder shall promptly deliver a copy of such written offer to the Offeree (or its designee). During the 20-day period following delivery of such written offer (which period shall be 15 days in the event there is more than one Offeree, and such Offerees shall have a Take-Up Right), the Offeree (or its designee) shall have the right to accept the offer to purchase the Offered Securities on the terms reflected in such written offer. The Offeree (or its designee) shall, if it so desires, exercise such right by delivery to such Offering Stockholder written notice of its election to purchase all but not less than all of the Offered Securities prior to 2:00 p.m. Los Angeles time on the final day of such additional 20 day period (or 15 day period, as the case may be) and the sale of the Offered Securities shall be consummated within 60 days of the delivery of such written notice, provided, that if necessary in order to obtain approval of such sale under antitrust laws, such 60-day period may be extended for a reasonable period by written notice to the Stockholders. If the Offeree (or its designee) does not elect to accept the offer to purchase the Offered Securities on such terms within such 20-day period or fails to consummate the purchase of the Offered Securities within 60 days of the date of the Offeree's (or its designee's) acceptance of the Below Target Price Offer, such Stockholder shall have (without limitation to any other rights it may have) 135 days to consummate the sale of the Offered Securities at a price and upon terms are not materially less favorable to such Stockholder than the price and terms specified in the written offer delivered to the Offeree (or its designee), provided, that if necessary in order to receive approval of such sale under antitrust laws, the 135-day period may be extended for a reasonable period by written notice to the Stockholders. In the event a Below Target Price Offer involves any non-cash consideration, the procedures for valuing such non-cash consideration set forth in Subsection 5.2 above shall be utilized to determine the fair market value of such non-cash consideration and all time periods specified herein, extended accordingly. Any sale consummated will be subject to Section 3.1 hereof to the extent applicable.

               5.3       Termination and Assignment.  The rights granted to
                         --------------------------
                    Sears Stockholder and FS Stockholder under Subsection 5.2 shall be assignable to their Permitted Transferees (other than an Unaffiliated Permitted Transferee) and any designee, as provided in this Section 5, or to a purchaser acquiring more than 50% of the outstanding Common Stock then held by the FS Stockholder or Sears Stockholder. Any transferee of shares of Common Stock from a Stockholder, other than a purchaser of shares in a Public Market Sale or any subsequent transferee thereof, shall be bound by the provisions of this Section 5 and each Stockholder completing a Transfer shall obtain and deliver to each other Stockholder a written commitment by such transferee to be bound by such provisions prior to any Transfer. Neither the Ripplewood Stockholder nor the Existing Stockholder need make a first offer if the Stockholders to whom such an offer would be made own in the aggregate less than the lesser of
                    (i) 40% of the shares of Common Stock or (ii) 1.5 times the number of shares owned by such offering Stockholder.

               5.4       Taubman Option and Option Shares.   Any reference in
                         --------------------------------
                    this Agreement (including any reference in Section 4) to shares of Common Stock shall include the Option Shares as defined in the Option Agreement. After the Permitted Transfer Date, the Taubman Option is transferable, but shall be subject to the provisions of Sections 4, 5.1 and 5.2 hereof to the same extent as shares of Common Stock (subject to appropriate adjustment to take account of the exercise price thereof).

     6.        Registration Rights; Acquisitions of Common Stock.
               -------------------------------------------------

               6.1       Registration Rights.   FS Stockholder, the Sears
                         -------------------
                    Stockholder, the Ripplewood Stockholder and the Existing Stockholders shall be entitled to certain registration rights with respect to their shares of Common Stock (the "Registration Rights"). The terms of the Registration Rights are set forth in Exhibit A attached hereto. The rights granted to Stockholders under this Section 6.1 shall not be assignable, except that a Stockholder may assign such rights to a Permitted Transferee (provided, that any Permitted Transferee of the Existing Stockholders shall deliver to the Company a power-of-attorney appointing Mr. Taubman (or an individual he designates if he is unable to act due to death or disability), as such Permitted Transferee's attorney-in-fact for purposes of exercising such Transferee's rights and fulfilling such Transferee's obligations under this Section
                    6) or to any purchaser of more than 50% of the shares of Common Stock then held by such Stockholder (with (i) the Ripplewood Stockholder, and (ii) the Existing Stockholders, each considered collectively for this purpose).

               6.2       Acquisition of Common Stock.   After consummation of
                         ---------------------------
                    an Initial Public Offering, no Stockholder shall purchase or permit its Affiliates to purchase or otherwise acquire, or agree or offer to purchase or otherwise acquire (subject, in the case of the Trust, to Section 5.1(a)), beneficial ownership of additional shares of Common Stock or Securities.

     7.        Representation on the Board of Directors.
               ----------------------------------------

               7.1       The Board.  At each annual or special meeting of
                         ---------
                    stockholders of the Company, or in any written consent executed in lieu of a stockholder meeting, at or pursuant to which persons are being elected to fill positions on the Board, the FS Stockholder, the Sears Stockholder, the Ripplewood Stockholder and the Existing Stockholders agree to exercise, or cause to be exercised, voting rights with respect to the shares of Voting Securities then held of record or beneficially owned by them, in such a manner that (i) three
                    (3) candidates nominated by FS Stockholder, (ii) Mr. Taubman or, in the event of his death or disability, his representative designated in writing, (iii) one (1) candidate nominated by the Ripplewood Stockholder, (iv) the Chief Executive Officer of the Company and (v) three (3) candidates nominated by the Sears Stockholder shall be elected to fill and continue to hold positions on the Board.

          Prior to an Initial Public Offering by the Company, the FS Stockholder may require the Board to nominate, and the Stockholders to vote their shares in favor of electing, up to two (2) independent members of the Board of Directors (such persons being mutually acceptable to FS Stockholder and Sears Stockholder), and each Stockholder shall take all actions necessary in connection therewith. Upon consummation of an Initial Public Offering by the Company, or as soon as practicable thereafter, the Company shall have at least two (2) independent members of the Board of Directors (such persons being mutually acceptable to FS Stockholder and Sears Stockholder), as may be required by applicable law or stock exchange requirements or by the National Association of Securities Dealers or underwriters in connection with the Initial Public Offering, and each Stockholder shall take all actions necessary in connection therewith. Mr. Taubman (or his representative) may not be removed from the Board without cause. In addition, Mr. Taubman shall not be disqualified from being a director by virtue of his age. The Board of Directors shall have no fewer than nine (9) and no more than eleven (11) directors and the Stockholders shall vote to have the Bylaws provide that the Company shall have no fewer than nine (9) nor more than eleven (11) directors. Notwithstanding the preceding sentence, in the event of an acquisition by the Company where more than 10% of the Voting Securities are issued to the seller, and as an important element of the transaction additional Board seats are required (an "Acquisition Event"), the Stockholders will use reasonable best efforts to make such Board seats available including, without limitation, taking all necessary actions to amend this Agreement and the Bylaws and cause their respective nominees to the Board to approve an increase in the size of the Board, necessary amendments to this Agreement, and the election of new members of the Board.

          Notwithstanding any other provisions of this Section 7.1: (i) at such time as either of the FS Stockholder or the Sears Stockholder (including, in each case, their Permitted Transferees) have sold more than one-third but less than two-thirds of their Initial Shares, the FS Stockholder or the Sears Stockholder, as the case may be, shall be entitled to designate no more than two
(2) members of the Board; (ii) at such time as either of the FS Stockholder or the Sears Stockholder (including, in each case, their Permitted Transferees) have sold two-thirds or more of their Initial Shares, the FS Stockholder or the Sears Stockholder, as the case may be, shall be entitled to designate no more than one (1) member of the Board; and (iii) at such time as

FS Stockholder or Sears Stockholder shall own less than 5% of the Common Stock, such Stockholder's right to designate members of the Board shall terminate. Sales to Permitted Transferees will not cause a reduction in rights under this
Section 7.1.

          If, at any time from and after the date hereof until a Board Rights Termination Event, a Stockholder shall give notice of its desire to remove any director previously nominated by that party to serve on the Board, the Stockholders agree to exercise or cause to be exercised voting rights with respect to all Voting Securities held of record or beneficially owned by it or them so as to remove such director of the Company. If at any time from and after the date hereof, until a Board Rights Termination Event any director previously nominated by FS Stockholder, Sears Stockholder, Mr. Taubman or the Ripplewood Stockholder to serve on the Board ceases to be a director (whether by reason of death, resignation, removal or otherwise), Sears Stockholder, FS Stockholder, Mr. Taubman or the Ripplewood Stockholder, as the case may be, shall be entitled to nominate a successor director to fill the vacancy created thereby, and the Stockholders agree to exercise voting rights with respect to the shares of Voting Securities held of record or beneficially owned by them so as to elect such nominee as a director of the Company.

          In furtherance of its obligations under this Section 7.1, and its
                                                       -----------
other obligations hereunder, effective on the date hereof the Ripplewood Stockholder shall and hereby does grant to FSEP IV an irrevocable proxy to vote the shares of the Ripplewood Stockholder in any manner that FSEP IV shall choose consistent with the terms of this Agreement, in the form previously granted.
The irrevocable proxy shall be transferable to any Permitted Transferee (other than Unaffiliated Permitted Transferees) of the FS Stockholder, and the Ripplewood Stockholder shall execute and deliver a new irrevocable proxy if necessary to effect such transfer. No Transfer by the Ripplewood Stockholder to any Permitted Transferee or other transferee (or any subsequent transferee) shall be effective unless such transferee first delivers a substantially identical irrevocable proxy in favor of FSEP IV or its Permitted Transferee.
Any such irrevocable proxy shall expire upon consummation of an Initial Public Offering.

                    7.2       Approval Right.  Notwithstanding any other
                              --------------
                         provision of this Agreement to the contrary, until April 15, 2001, the Company (including any successor to the Company's business) may not Transfer any significant portion of its assets to, or merge with or into, AutoZone, Inc. or any Affiliate thereof and FS Stockholder, including any Permitted Transferee, assignee or designee of FS Stockholder and Sears Stockholder, may not directly or indirectly transfer any interest in or control over any Voting Securities to AutoZone, Inc., or any Affiliate thereof, without the prior written approval of Mr. Taubman.

               7.3    Certain Actions of the Board.
                      ----------------------------

          (a) Without the approval of Mr. Taubman or his representative, the Company shall not (i) issue any capital stock for consideration having a value less than the fair market value of such capital stock (as determined in reasonable good faith by the Board), unless such capital stock is issued in connection with a financing transaction the overall terms of which are fair and in the best interests of the Company, as determined in reasonable good faith by the Board and provided, in the event that a Stockholder or any of its Affiliates is participating in or providing such financing the Existing Stockholders have the opportunity to participate in such financing and, if they so participate, to purchase or otherwise receive on the same terms their Pro Rata Share (as defined in Section 2.4) of such Securities, or in connection with a debt exchange, the overall terms of which the Board determines in reasonable good faith are fair and in the best interests of the Company, (ii) enter into any transaction or series of related transactions with any Affiliates of the FS Stockholder or of the Ripplewood Stockholder, or the Sears Stockholder except on terms (as determined in reasonable good faith based on full and fair disclosure by the Board) no less favorable to the Company than are available from an unaffiliated third party, or (iii) execute any amendment to the Articles of Incorporation or the Bylaws of the Company, which would adversely affect the rights and obligations of Mr. Taubman or his representative thereunder, as the case may be, except for amendments which are applicable to holders of Voting Securities generally and do not disproportionately disadvantage the Existing Stockholders, or execute any amendment to this Agreement which adversely affects the rights and obligations of the Existing Stockholders and their Permitted Transferees and representatives, provided that this Agreement may be amended to add new parties hereto who are purchasers of Securities (including an amendment granting additional registration rights to such purchasers on terms permitted hereunder), and this Agreement and the Bylaws may be amended pursuant to Section 7.1 with respect to an Acquisition Event.

          (b) Without a meeting of the Board of Directors of the Company (as opposed to a committee thereof) having been called and convened for the purpose of discussing any such action, the Company shall not (i) commence a voluntary case or consent to the entry of an order for relief against it in an involuntary case under Chapter 7 or Chapter 11 of the United States Bankruptcy Code, (ii) acquire (including by merger) stock or assets of another business (other than assets acquired in the ordinary course of business), from any seller or group of related sellers in one transaction or in a series of related transactions, for consideration having a fair market value in excess of $25 million, (iii) effect an Initial Public

               Offering, (iv) engage in any debt financing whereby the Company and any of its subsidiaries, taken together, incur in excess of $100 million of debt, determined as of the time of such financing, other than pursuant to the terms of any credit facility then outstanding for purposes of working capital, or acquisitions or expenditures considered pursuant to clause (ii) of this Section 7.3(b), (v) hire or terminate the employment of an executive officer of the Company, (vi) other than pursuant to employee plans approved by the Board of Directors, issue any additional equity securities, (vii) sell assets not in the ordinary course of business (including by merger or sale of stock of a subsidiary), to any buyer or group of related buyers in one transaction or in a series of related transactions, for consideration having a fair market value in excess of $25 million, (viii) participate in a merger, share exchange, or other business combination transaction having a fair market value in excess of $25 million or (ix) exercise its postponement rights pursuant to Section 2.1(d) of Exhibit A.

          (c) Without the approval of the director nominated by the Ripplewood Stockholder, the Company shall not (i) enter into any transaction or series of related transactions with any Affiliates of the FS Stockholder, except on terms (as determined in reasonable good faith based on full and fair disclosure by the Board) no less favorable to the Company than are available from an unaffiliated third party or (ii) execute any amendment to the Articles of Incorporation or the Bylaws of the Company, which would adversely affect the rights and obligations of the Ripplewood Stockholder thereunder, except for amendments which are applicable to holders of Voting Securities generally and do not disproportionately disadvantage the Ripplewood Stockholder, or execute any amendment to this Agreement which adversely affects the rights and obligations of the Ripplewood Stockholder and their Permitted Transferees and representatives, provided that this Agreement may be amended to add new parties hereto who are purchasers of Securities (including an amendment granting additional registration rights to such purchasers on terms permitted hereunder), and this Agreement and the Bylaws may be amended pursuant to Section 7.1 with respect to an Acquisition Event.

          (d) Except with respect to the matters set forth in Section 7.3(c), the director nominated by the Ripplewood Stockholder (the "Ripplewood Director") shall, until the consummation of an Initial Public Offering, cast any vote at a meeting of the Board of Directors together with a majority of the directors nominated by and affiliated with the FS Stockholder (the "FS Directors") and shall execute and deliver to the Secretary of the Company any written consent of the Board executed by all of the FS Directors. Except as set forth in the preceding sentence, the Ripplewood Stockholder shall not take any action as a Director except as required by law or as directed by a majority of the FS Directors. Notwithstanding the foregoing, but subject to the next paragraph, the Ripplewood Director shall not be required to vote or act in a manner that he or she believes in good faith based on the advice of counsel would violate applicable law, provided that in such circumstance the Ripplewood Director shall abstain from voting or acting altogether.

     In the event (i) the Ripplewood Director shall fail to comply with the agreement in Section 7.3(d), (ii) the Ripplewood Director shall exercise his or her right to abstain pursuant to the last sentence of Section 7.3(d), or (iii)
Section 7.3(d) shall be determined (other than at the instance of the FS Stockholder or its affiliates) to be invalid, illegal or unenforceable in whole or in part in any respect, or the Ripplewood Director, Ripplewood Stockholder or their affiliates shall assert such invalidity, illegality or unenforceability, then, in any such case, the FS Stockholder shall be entitled to remove the Ripplewood Director from the Board, and the Board shall be entitled to appoint another director in its sole discretion, and the Ripplewood Director shall immediately resign from the Board without casting any further votes or taking any further actions as a Director. In addition, if clause (i) or (iii) of the preceding sentence is applicable, then, without, further action by any party to this Agreement, the Stockholders' Obligation to elect a nominee of the Ripplewood Stockholder to the Board shall be of no further force and effect; if clause (ii) of the preceding sentence is applicable, then at any time after the FS Stockholder shall have replaced the Ripplewood Director on the Board and the Board has had a reasonable opportunity to reconsider the vote or action with respect to which the Ripplewood Director abstained, promptly upon the Ripplewood Stockholder's or Ripplewood Director's request, the Ripplewood Stockholder shall be entitled to be reappointed a Director under Section 7.1.

          (e) Without the affirmative approval of a majority of the directors nominated by the FS Stockholder, the Company shall not
               (i) enter into any transaction or series of related transactions with any Affiliates of the Sears Stockholder, except on terms (as determined in reasonable good faith based on full and fair disclosure by the Board) no less favorable to the Company than are available from an unaffiliated third party; (ii) execute any amendment to the Articles of Incorporation or the Bylaws of the Company, which would adversely affect the rights and obligations of the FS Stockholder thereunder, except for amendments which are applicable to holders of Voting Securities generally and do not disproportionately disadvantage the FS Stockholder; (iii) execute any amendment to the Articles of Incorporation or Bylaws having the effect of creating super majority voting requirements for meetings or consents of stockholders or directors; or (iv) execute any amendment to this Agreement which adversely affects the rights and obligations of the FS Stockholder and its Permitted Transferees and representatives, provided that this Agreement may be amended to add new parties hereto who are purchasers of

               Securities (including an amendment granting additional registration rights to such purchasers on terms permitted hereunder), and this Agreement and the Bylaws may be amended pursuant to Section 7.1 with respect to an Acquisition Event.

          (f) Without the approval of a majority of the directors nominated by the Sears Stockholder, the Company shall not (i) enter into any transaction or series of related transactions with any Affiliates of the FS Stockholder, except on terms (as determined in reasonable good faith based on full and fair disclosure by the Board) no less favorable to the Company than are available from an unaffiliated third party; (ii) execute any amendment to the Articles of Incorporation or the Bylaws of the Company, which would adversely affect the rights and obligations of the Sears Stockholder thereunder, except for amendments which are applicable to holders of Voting Securities generally and do not disproportionately disadvantage the Sears Stockholder; (iii) execute any amendment to the Articles of Incorporation or Bylaws having the effect of creating super majority voting requirements for meetings or consents of stockholders or directors; or (iv) execute any amendment to this Agreement which adversely affects the rights and obligations of the Sears Stockholder and its Permitted Transferees and representatives, provided that this Agreement may be amended to add new parties hereto who are purchasers of Securities (including an amendment granting additional registration rights to such purchasers on terms permitted hereunder), and this Agreement and the Bylaws may be amended pursuant to Section 7.1 with respect to an Acquisition Event.

          (g) Subject to Sections 7.2 and 7.3(a) if, after a meeting of the Board of Directors duly called and noticed (or for which notice was waived), the Board of Directors approves in good faith either (i) a sale of substantially all of the assets of the Company or its operating subsidiaries or (ii) a sale of substantially all of the capital stock of the Company or (iii) a merger or other business combination transaction in which substantially all of the shares of capital stock of the Company will be converted into the right to receive cash or other securities, then subject to receipt by the Company of an opinion from a nationally-recognized investment banking firm that the transaction is fair, from a financial point of view, to the Company's stockholders, each Stockholder shall vote all of its shares in favor of such transaction, waive any dissenting rights it may have in connection with such transaction, execute such agreements, powers of attorney, voting proxies or other documents and instruments as may be necessary to consummate such transaction, and timely take such other actions as the Board of Directors may reasonably request as necessary in connection with the approval of or consummation of such transaction. The Company shall use reasonable best efforts to amend existing agreements under its stock plans for management, and to adopt new forms of agreements, so that this Section 7.3(g) will be binding on management stockholders and option holders. Each Stockholder agrees that no Transfer of its Securities shall be effective unless the Transferee (other than a Transferee in a Public Market Sale) agrees to be bound by this Section 7.3(g). The provisions of this Section 7.3(g) shall terminate at such time as the Stockholders (including any additional parties hereto) no longer are designating or have the right to designate a majority of the members of the Board of Directors.

          7.4       Termination and Assignment. The rights contained in Section
                    --------------------------
               7.1 shall not be assignable other than by FS Stockholder or Sears Stockholders to a Permitted Transferee or by the Ripplewood Stockholder to a Permitted Transferee or by Mr. Taubman to a Permitted Transferee (of the type described in clause (w) of the definition thereof). Mr. Taubman's or his representative's rights under Sections 7.1 and 7.3 shall terminate if Mr. Taubman and his Permitted Transferees own less than 2.5% of the issued and outstanding shares of Common Stock.

     8.   Certain Covenants of the Company.
          --------------------------------

          8.1       Audited Financial Statements. So long as any Stockholder
                    ----------------------------
               owns 5% or more of the Company's Voting Securities, the Board of Directors shall engage a nationally recognized firm reasonably acceptable to the FS Stockholder and the Sears Stockholder to audit the annual financial statements of the Company, and copies of such audited annual financial statements shall be delivered to the Stockholders as promptly as possible after completion, and no more than 90 days after the fiscal year end.

          8.2       Other Financial Information. Within 45 days after the last
                    ---------------------------
               day of each fiscal quarter (other than the fourth quarter), the financial statements of the Company, prepared in accordance with past practice, for such quarter and for the elapsed portion of the fiscal year then ended shall be delivered to the Stockholders. In addition, each Stockholder holding 5% or more (and, in the case of Mr. Taubman, 2.5% or more) of the Company's Voting Securities shall be entitled to receive monthly financial statements and other financial or business information it may reasonably request regarding the operation of the business.

     9.   Copy of Agreement.  A copy of this Agreement and all amendments hereto
          -----------------
shall be filed with the Secretary of Company and shall be kept at the principal executive offices of Company.

     10.       Governing Law. This Agreement shall be governed by and construed
               -------------
          and enforced in accordance with the laws of the Commonwealth of Virginia without regard to the conflicts of laws rules thereof.

     11.       Representations and Warranties. Each Stockholder represents and
               ------------------------------
          warrants (a) that such Stockholder has full power, capacity, right and authority, and any requisite approvals or consents to enter into and perform this Agreement; (b) that this Agreement and the performance of its obligations hereunder have been duly authorized, and that this Agreement has been duly executed and delivered by such Stockholder and is a valid and binding agreement, enforceable against such Stockholder in accordance with its terms; (c) that such Stockholder owns beneficially and of record the shares of Common Stock and the rights, options or warrants to purchase any capital stock of the Company set forth opposite its name on Schedule 1 hereto, free and clear of any lien, claim, charge, option, security interest, restriction or encumbrance and (d) that such Stockholder does not own beneficially or of record any other securities or rights, options or warrants to purchase any securities of the Company. The Trust further represents and warrants that it is a trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. The sole living Trust beneficiaries are: Nicholas F. Taubman (during his lifetime) and, upon the death of Nicholas F. Taubman, his children then living (presently his children are Marc E. Taubman and Lara L. Taubman). The execution, delivery and performance of this Agreement will not violate any trust document establishing or governing the Trust.

     12.       Amendment and Waiver; Successors; After Acquired Shares. Except
               -------------------------------------------------------
          in order to add additional parties who are purchasers of Securities (including the granting of Registration Rights to such parties on terms permitted hereunder) or in connection with an Acquisition Event, this Agreement may be amended, modified or supplemented, and compliance with any provision hereof may be waived, only with the written consent of each of the FS Stockholder and the Sears Stockholder, the written consent of the Existing Stockholders holding a majority of the shares of Common Stock then held by the Existing Stockholders, and to the extent the terms of the specific rights (including, without limitation, their Registration Rights, board rights or Tag-Along Rights) of the Ripplewood Stockholder would be prejudiced thereby, the written consent of the Ripplewood Stockholder, and any amendment, modification, supplement or waiver so consented to in writing shall be binding upon the parties hereto and their successors and Permitted Transferees and assigns (if any), provided, that to the extent either the FS Stockholder or Sears Stockholder or their respective Permitted Transferees hold less than 10% of Common Stock, any such amendment shall only require such Stockholder's written consent if and to the extent the terms of their respective specific rights (including, without limitation, their Registration Rights, board rights or Tag-Along Rights) would be prejudiced thereby. This Agreement shall be binding on the parties hereto and, their successors, transferees, assigns, heirs and personal representatives; provided however, that unless expressly permitted herein to an assignee or Permitted Transferee, this Agreement and the rights granted hereunder shall not be assignable without the written consent of all of the parties hereto, which consent may be withheld in each such party's sole discretion. If any right hereunder is not assignable, it shall not be transferred to any subsequent holder of shares of Common Stock by reason of the transfer of shares to such holder. The Agreement shall apply to all shares of Common Stock now owned or hereafter acquired by any Stockholder, and the term "Common Stock" includes any securities into which Common Stock may hereafter be changed or which may hereafter be issued to holders of shares of Common Stock. No party hereto nor their Affiliates will take any action indirectly (such as the sale of a subsidiary) that would otherwise be prohibited if taken directly by a party. Without the consent of the other Stockholders holding a majority of the Common Stock not held by Sears Stockholder, Sears, Roebuck and Co. shall not transfer any voting equity interest in Sears Stockholder to a non-Affiliate unless the Securities owned by Sears Stockholder are first transferred to Sears, Roebuck and Co. or a controlled Affiliate thereof.

     13.       Interpretation. The headings of the Sections contained in this
               --------------
          Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect the meaning or interpretation of this Agreement.

     14.       Notices. All notices and other communications provided for or
               -------
          permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or delivered by telecopier (with receipt confirmed), on the date of such delivery or transmission, (i) if to Company, at its principal business address, attention Chief Executive Officer, (ii) if to the FS Stockholder, at Freeman Spogli & Co. Incorporated, 11100 Santa Monica Boulevard, Suite 1900, Los Angeles, California 90025, Attention: William M. Wardlaw, telecopier: (310) 444-1870, (iii) if to Mr. Taubman at 2818 Avenham Ave., SW, Roanoke, VA 24104, with a copy to Douglas W. Densmore, Esq., Flippin, Densmore, Morse, Rutherford & Jessee, 300 First Campbell Square, Drawer 1200, Roanoke, Virginia 24006; (iv) if to the Trust at c/o Nicholas F. Taubman at 2818 Avenham Ave., SW, Roanoke, VA 24104, with a copy to Douglas W. Densmore, Esq., Flippin, Densmore, Morse, Rutherford & Jessee, 300 First Campbell Square, Drawer 1200, Roanoke, Virginia 24006; (v) if to the Ripplewood Stockholder at Ripplewood Holdings L.L.C., 1 Rockefeller Plaza, 32nd Floor, New York, NY 10020,
          Attention: John Duryea, facsimile: (212) 582-4110, with a copy to Debevoise & Plimpton, 875 Third Avenue, New York, NY, Attention:
          Robert F. Quaintance, Jr., facsimile (212) 909-6836; and (vi) if to the Sears Stockholders at Sears, Roebuck and Co., 3333 Beverly Road, Hoffman Estates, Illinois 60179,

          Attention: Assistant General Counsel Corporate and Securities, facsimile: (847) 286-0959, with a copy to Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603-3441, Attention Scott J. Davis, facsimile: (312) 701-7711 (or at such other address or facsimile number for any party as shall be specified by like notice provided that notices of a change of address or telecopier number shall be effective only upon receipt thereof).

     15.       Legends. All certificates evidencing shares of Common Stock which
               -------
          are issued to any of FSEP IV, the Ripplewood Stockholder, the Sears Stockholder and the Existing Stockholders shall bear the following legend (in addition to any other legend required to be placed thereon):

          "THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS AND OBLIGATIONS WITH RESPECT TO THE TRANSFER, PLEDGE, HYPOTHECATION, DISTRIBUTION AND VOTING THEREOF AS SET FORTH IN THAT CERTAIN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT DATED AS OF _______________, 1998, WHICH MAY BE REVIEWED AT THE PRINCIPAL PLACE OF BUSINESS OF THE CORPORATION AND A COPY OF WHICH MAY BE OBTAINED FROM THE CORPORATION WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR."

     All certificates evidencing shares of Common Stock which are issued to the Trust shall be legended as follows (in addition to the above legend and any other legend required by law to be placed thereon):

          "THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN ADDITIONAL RESTRICTIONS AND OBLIGATIONS WITH RESPECT TO THE TRANSFER THEREOF RELATING TO THE ARTHUR TAUBMAN TRUST DATED JULY 13, 1964 AS SET FORTH IN SECTIONS 5.1(A) AND (B) OF THAT CERTAIN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT DATED AS OF __________, 1998, WHICH MAY BE REVIEWED AT THE PRINCIPAL PLACE OF BUSINESS OF THE CORPORATION AND A COPY OF WHICH MAY BE OBTAINED FROM THE CORPORATION WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR."

     16.       Further Assurances. The Stockholders shall exercise, or cause to
               ------------------
          be exercised, voting rights with respect to Voting Securities held of record or beneficially owned by them in a manner so that, and shall otherwise take any necessary actions in order that, the covenants and understandings of the parties set forth in this Agreement shall be implemented. Each party hereto agrees to perform any further acts and execute and deliver any documents which may be reasonably necessary to carry out the intent of this Agreement and to make appropriate changes to the procedures set forth herein to implement such rights to the extent necessary to conform to the Virginia Stock Corporation Act or other applicable law. Each Stockholder further agrees that it will not take any action (such as amending the articles of incorporation or bylaws of the Company) that would materially interfere with or prevent the exercise of any rights of the other Stockholders under this Agreement. The Company covenants and agrees that it will act in good faith to preserve for each of the Stockholders the benefits of this Agreement and that it will take no voluntary action to impair the benefit hereof or to avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder or to deny to any of the Stockholders any of the benefits or protections contemplated hereby.

     17.       Injunctive Relief; Disputes.  It is acknowledged that it will be
               ---------------------------
          impossible to measure in money the damages that would be suffered if the parties hereto fail to comply with any of the obligations herein imposed on them and that, in the event of any such failure, an aggrieved party hereto will be irreparably damaged and will not have an adequate remedy at law. Any such party shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

     18.       Severability. If any term or other provision of this Agreement is
               ------------
          invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect to the maximum extent permitted by applicable law. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that this Agreement be enforced as originally contemplated to the greatest extent possible.

     19.       Entire Agreement. This Agreement (and Exhibits hereto), together
               ----------------
          with the Company's Articles of Incorporation and Bylaws as in effect on the date hereof constitute the entire agreement and understanding among the parties pertaining to the subject matter hereof and supersede any and all prior agreements, whether written or oral, relating hereto.

     20.       Counterparts.  This Agreement may be executed in two or more
               ------------
          counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     21.       Term.  This Agreement shall terminate and be of no further force
               ----
          and effect on the date that is ten years from the date hereof, provided that subject to Section 7.4,

     Mr. Taubman's rights under Section 7.1 shall survive termination of this Agreement so long as he shall live.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

               ADVANCE HOLDING CORPORATION


               By:  /s/ J. O'Neil Leftwich
                  -------------------------------------------------------
               Its:  Senior Vice President and Chief Financial Officer
                     ----------------------------------------------------


               NICHOLAS F. TAUBMAN


               /s/ Nicholas F. Taubman
               ----------------------------------------------------------


               THE ARTHUR TAUBMAN TRUST DATED JULY 13, 1964


               By:  /s/ Eugenie L. Taubman
                  -------------------------------------------------------
                    Trustee


               RIPPLEWOOD PARTNERS, L.P.
               a Delaware limited partnership


               By:  /s/ John Duryea
                 --------------------------------------------------------
               Its:______________________________________________________


               RIPPLEWOOD ADVANCE AUTO PARTS
               EMPLOYEE FUND I L.L.C.,
               a Delaware limited liability company


               By:  /s/ John Duryea
                  -------------------------------------------------------
               Its:______________________________________________________

               FS EQUITY PARTNERS IV, L.P.
               a Delaware limited partnership

               By:  FS Capital Partners, LLC
                    Its:  General Partner


                    By:    /s/ Mark J. Doran
                       -------------------------------------
                    Its_____________________________________


               WA HOLDING CO., formerly
               WESTERN AUTO HOLDING CO.,
               a Delaware corporation


               By: /s/ Sue Field
                  -------------------------------------
               Its_____________________________________


               For purposes of the last sentence of Section 12 only:

               SEARS, ROEBUCK AND CO.,
               a New York corporation


               By: /s/ Sue Field
                   -------------------------------------
               Its _____________________________________

                                   SCHEDULE 1

                           Ownership of Capital Stock
                      by Stockholders Upon Consummation of
                  Transactions Contemplated by Merger Agreement
                              Dated August 16, 1998


                                                                                   Options to Purchase
                          Stockholder                               Common Stock      Common Stock
----------------------------------------------------------------    ------------   -------------------
FS Equity Partners IV, L.P. ....................................      11,022,652                  --
Ripplewood Partners, L.P. ......................................       2,763,110                  --
Ripplewood Advance Auto Parts Employee Fund I L.L.C. ...........         128,685                  --
Nicholas F. Taubman ............................................       1,148,632               250,000
The Arthur Taubman Trust dated July 13, 1964 ...................         898,633               250,000
WA Holding Co. .................................................      11,474,606                  --

                                    EXHIBIT A
                                    ---------

                                    EXHIBIT A
                                    ---------

              TERMS OF THE REGISTRATION RIGHTS OF THE COMMON STOCK

     Capitalized terms used herein and not otherwise defined shall have the respective meanings given such terms in the Stockholders' Agreement (the "Agreement") to which this Exhibit A is attached.

                                    SECTION 1

     SECTION 1.1 Definitions. For purposes of this Exhibit A, the following
                 ------------                      ---------
terms shall have the following meanings:


     "Demand Registration" means a Demand Registration as defined in Section
2.1.

     "Excess Amount" means, with respect to an underwritten offering, the number of Registrable Securities requested by a Holder or Holders to be sold pursuant to Section 2.1 or 2.2 which the managing Underwriter or Underwriters determines exceeds the largest number of Registrable Securities which can successfully be sold in an orderly manner in such offering within a price range acceptable to sellers holding a majority of the Registrable Securities proposed to be sold in such underwritten offering.

     "Holder" means the FS Stockholder, the Sears Stockholder, the Ripplewood Stockholder and/or any Existing Stockholder (or any Permitted Transferee or permitted assignee thereof).

     "Other Holder Notice" means an Other Holder Notice as defined in Section
2.1.

     "Piggy-Back Registration" means a Piggy-Back Registration as defined in
Section 2.2.

     "Registrable Security" means any share of Common Stock outstanding until
(i) a registration statement covering such Common Stock has been declared effective by the SEC and it has been disposed of pursuant to such effective registration statement, (ii) it is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or it may be sold pursuant to Rule 144(k) under such Act or (iii) it has been otherwise Transferred, the Company has delivered a new certificate or other evidence of ownership for it not bearing the legend required pursuant to the Stockholders Agreement and it may be resold without subsequent registration under the Securities Act.

     "Requisite Share Number" means the lesser of (i) a number of Registrable Securities representing not less than 5% of the total number of shares of Common Stock then outstanding or (ii) the number of shares of Common Stock representing not less than $20,000,000 in fair market value as determined by the Board.

     "Selling Holder" means a Holder who is selling Registrable Securities pursuant to a registration statement under the Securities Act.

     "Transfer" means any direct or indirect transfer, sale, assignment or other disposition of Common Stock.

     "Underwriter" means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer's market-making activities.

                                    SECTION 2

     SECTION 2.1 Demand Registration.
                 -------------------

          (a) Request for Registration. At any time on or after the date which
              ------------------------
is 180 days following the closing of the Initial Public Offering any Holder or Holders owning, individually or in the aggregate, at least the Requisite Share Number may make a written request for registration under the Securities Act of all or part of its or their Registrable Securities (a "Demand Registration"); provided that the Holder or Holders making the request are together requesting that the Requisite Share Number be registered; provided further that the Company shall not be obligated to effect (i) more than three (3) Demand Registrations for the FS Stockholder and its Permitted Transferees and permitted assignees, as a group; (ii) more than three (3) Demand Registrations for the Sears Stockholder and its Permitted Transferees and permitted assignees, as a group; (iii) more than two (2) Demand Registrations for the Existing Stockholders and their Permitted Transferees as a group or (iv) more than one (1) Demand Registration for the Ripplewood Stockholder and its Permitted Transferees as a group. Such request will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. The Company shall give written notice of such registration request within ten (10) days after the receipt thereof to all other Holders. The first time an Existing Stockholder or the Ripplewood Stockholder requests a Demand Registration, the FS Stockholder and the Sears Stockholder (or their Permitted Transferees or permitted assignees) shall each be entitled to submit to the Company, within ten
(10) days after receipt of notice of such Existing Stockholder's or Ripplewood Stockholder's request for a Demand Registration, a written request for a Demand Registration (the "Simultaneous Registration") and shall thereby join in the request of such Existing Stockholder or the Ripplewood Stockholder, and thereupon each of the Existing Stockholders, Ripplewood Stockholder, Sears Stockholder and FS Stockholder shall be entitled to include Registrable Securities in such Demand Registration on a pro rata basis, determined based on the number of Registrable Securities then sought to be included by the FS Stockholder, the Sears Stockholder, all Existing Stockholders, the Ripplewood Stockholder (in each case including any Permitted Transferees or permitted assignees) and other Persons entitled to include shares therein pursuant to Demand Registration rights, respectively, up to the number of Registrable Securities proposed to be sold in such Demand Registration and, for purposes of
Section 2.3, prior to any person including Registrable Securities under Section
2.2 or other Piggy-Back Registration Rights.

Each time the Sears Stockholder or the FS Stockholder requests a Demand Registration, the other of the FS Stockholder or the Sears Stockholder (or their Permitted Transferees or permitted assignees), shall be entitled to submit to the Company, within ten (10) days after receipt of notice of the Sears Stockholder or FS Stockholder's request for a Demand Registration, a request for a Simultaneous Registration, and shall thereby join in the request of the FS Stockholder or Sears Stockholder, as the case may be, and thereupon each of the FS Stockholder and the Sears Stockholder shall be entitled to include Registrable Securities on pro rata basis, determined based on the number of Registrable Securities then sought to be included by the FS Stockholder and the Sears Stockholder and other persons entitled to include shares therein pursuant to Demand Registration rights, respectively, up to the number of Registrable Securities proposed to be sold in such Demand Registration and, for purposes of
Section 2.3, prior to any person including Registrable Securities under Section
2.2 or other Piggy-Back Registration Rights (except as specifically set forth in Section 2.3). Each Simultaneous Registration in which the FS Stockholder seeks to include shares shall be treated as one of the FS Stockholder's three (3) Demand Registrations and each Simultaneous Registration in which the Sears Stockholder seeks to include shares shall be treated as one of the Sears Stockholder's three (3) Demand Registrations. The first time the Ripplewood Stockholder requests a Demand Registration, if (i) within the 10-day period set forth in the preceding sentence, neither the FS Stockholder nor the Sears Stockholder requests a Simultaneous Registration, and (ii) the Existing Stockholders has not previously requested a Demand Registration counted under
Section 2.1(b), then, by giving notice within three (3) business days of the end of said 10-day period, the Existing Stockholders may request a Simultaneous Registration with the Ripplewood Stockholder, and if such a request is made, thereupon the Existing Stockholders and the Ripplewood Stockholder shall be entitled to include Registrable Securities in such Demand Registration on a pro rata basis, determined based on the number of Registrable Securities then sought to be included by the Ripplewood Stockholder, all Existing Stockholders (in each case including Permitted Transferees) and other Persons entitled to include shares therein pursuant to Demand Registration rights (it being understood that each of the FS Stockholder and the Sears Stockholder shall have waived its right to participate therein except pursuant to Section 2.2), respectively, up to the number of Registrable Securities proposed to be sold in such Demand Registration and, for purposes of Section 2.3, prior to any Person including Registrable Securities under Section 2.2 or other Piggy-Back Registration Rights. Such Simultaneous Registration shall count as one of the Existing Shareholders two
(2) Demand Registrations. Within 10 days after receipt by a Holder of notice of the request for a Demand Registration by another Holder, a Holder may request in writing that Registrable Securities be included in such Demand Registration pursuant to Section 2.2. Each such request by such other Holders (each, an "Other Holder Notice") shall specify the number of shares of Registrable Securities proposed to be sold and the intended method of disposition thereof.

          (b) Effective Registration. A registration will not count as a Demand
              ----------------------
Registration (or request therefor) (x) until it has become effective or (y) if the amount of Registrable Securities requested by the initiating Holder is reduced pursuant to Section 2.3 by more than 50%, provided that, in the case of any Simultaneous Registration, the Existing Stockholder's request shall not count as one of the Existing Stockholders' two Demand Registrations (unless a Simultaneous Registration is requested by the Existing Shareholders) and the Ripplewood Stockholder's request (whether for a Demand Registration or for a Simultaneous Registration) shall not count as its Demand Registration.

          (c) Underwritten Offering. If the Company or the initiating Holder of
              ---------------------
a Demand Registration so elects, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. The Company and the initiating Holder of the Demand Registration shall jointly select one or more nationally recognized firms of investment bankers to act as the managing Underwriter or Underwriters in connection with such offering and shall select any additional managers to be used in connection with the offering.

          (d) Required Delays. Notwithstanding anything contained in this
              ---------------
Section 2.1 to the contrary, if any request for Demand Registration is delivered at a time when the Company has determined or is currently planning (and has discussed with its Board of Directors its plan) to file a Registration Statement with respect to an underwritten primary registration of Common Stock on behalf of the Company (so long as a Registration Statement is filed with respect thereto within one month of the Holder's or Holders' request for Demand Registration), the Company may require the Holder or Holders to postpone such request until the sooner of the expiration of the 90-day period following the effective date of such registration or six months from the day of the Holder's or Holders' request for such Demand Registration; and, provided further,
                                                       -------- -------
however, that if such request is delivered at a time when such registration
-------
would adversely affect a material acquisition or merger to which the Company is a party, or otherwise materially and adversely affect the Company or the market for the Company's Common Stock (it being understood that the ordinary effect of a Registration on the market for securities does not meet the foregoing standard) (a "Material Event Postponement"), the Company may require the Holder to postpone such request for an appropriate period (not to exceed 90 consecutive days (with a 30-day break between any two consecutive periods) or 180 days in any 12-month period). In the event of a Material Event Postponement, the Company shall deliver a certificate signed by the President or the Chairman confirming the Company's reasons for postponing the registration and will effect such registration as promptly as possible after removal of such reasons, and if requested by the demanding Holder, shall prepare a registration statement during the pendency of such postponement so that the registration statement may be filed as soon as practicable following a resolution of the circumstance giving rise to such Material Event Postponement.

     SECTION 2.2 Piggy-Back Registration. If at any time on or after the date
                 -----------------------
which is 180 days following the closing of the Company's Initial Public Offering, the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company for its own account or for the account of any of its respective security holders of any class of security of the same class as the Registrable Securities (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC), a registration statement filed in connection with an exchange offer or offering of securities solely to the Company's existing security holders), then the Company shall give written notice of such proposed filing to the Holders as soon as practicable, and such notice shall offer such Holders the opportunity to register such number of shares of Registrable Securities as each such Holder may request in writing within ten (10) days of receipt of such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof) (a "Piggy-Back Registration"). The Company shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company included therein to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof. Subject to Section 2.3(b), any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of its request to withdraw within 20 days of its request for inclusion, provided that the Registration Statement including such shares (a "Piggy-Back Registration Statement") is not yet effective. The Company may withdraw a Piggy-Back Registration Statement at any time prior to the time it becomes effective.

     SECTION 2.3 Reduction of Offering.
                 ---------------------

          (a) Notwithstanding anything contained herein, if the managing Underwriter or Underwriters of an offering described in Section 2.1 or 2.2 determine that the size of the offering that the Holders, the Company or any other Persons intend to make is such that the success of the offering would be adversely affected by inclusion of the Registrable Securities requested to be included, then (i) with respect to a Demand Registration, if the size of the offering is the basis of such Underwriter's or Underwriters' determination, the Company shall not include in such registration an amount of Registrable Securities requested to be included in such offering equal to the Excess Amount, such reduction first to be allocated pro rata among the Holders or other Persons who did not initiate the request for a Demand Registration according to the number of Registrable Securities requested for inclusion, with the Holder or Holders or other Persons who initiated the request for a Demand Registration entitled to include shares therein to the maximum extent possible provided that if such Holders cannot include all their shares in such offering, the amount of Registrable Securities to be registered shall be reduced pro rata among the initiating Holders (provided further that if the Sears Stockholder or the FS Stockholder initiates a Demand Registration pursuant to Section 2.1(a) and an Existing Stockholder or the Ripplewood Stockholder requests to participate in such Demand Registration, the FS Stockholder or Sears Stockholder (or both in the case of a Simultaneous Registration by them), and such Existing Stockholder, the Ripplewood Stockholder and each of them participating shall be treated pari passu with respect to a reduction under this Section 2.3) and (ii) in the case of a Piggy-Back Registration, if securities are being offered for the account of other Persons as well as the Company, the securities the Company seeks to include shall have priority over securities sought to be included by any other Person (including the Holders) and, with respect to the Registrable Securities intended to be offered by Holders, the proportion by which the amount of such class of securities intended to be offered by Holders is reduced shall not exceed the proportion by which the amount of such class of securities intended to be offered by such other Persons is reduced (it being understood that with respect to the Holders and third parties such reduction may be all of such class of securities).

          (b) If, as a result of the proration provisions of Section 2.3(a), any Holder shall not be entitled to include all Registrable Securities in a Demand Registration or Piggy-Back Registration that such Holder has requested to be included, such Holder may elect by written notice to the Company to withdraw his request to include Registrable Securities in such registration (a "Withdrawal Election"); provided however, that a Withdrawal Election shall be irrevocable
            -------- -------
and, after making a Withdrawal Election, a Holder shall no longer have any right to include Registrable Securities in the registration as to which such Withdrawal Election was made. If a Withdrawal Election is made, a request shall not be counted as a Demand Registration.

     SECTION 2.4 Additional Rights. The Company shall not grant to any Person
                 -----------------
registration rights on terms which are more favorable to such Person than or which otherwise interferes with (it being understood that the granting of registration rights to other stockholders shall not by itself be deemed to so interfere) those accorded to the Ripplewood Stockholder or the Existing Stockholders.

     SECTION 2.5 Initial Public Offering. To the extent that the Sears
                 -----------------------
Stockholder or the FS Stockholder elects to include shares in the Initial Public Offering, then all Holders shall be entitled to include shares therein on a pro rata basis, determined based on the number of Registrable Securities then held by such Holders and other Persons entitled to include shares therein.

     SECTION 2.6 Distribution to Sears Stockholders. At any time after the date
                 ----------------------------------
that is 180 days after an Initial Public Offering, the Sears Stockholder may cause its Registrable Securities to be distributed to the stockholders of Sagittarius. The Sears Stockholder shall give to the Company notice of its intention to make such a distribution and the Company shall take any action that may reasonably be required under Sections 3 and 4 of this Agreement to effect such distribution, provided, that the Company may delay such distribution under
                   --------
the circumstances described in, and for the time periods permitted by, Section 2.1(d), and provided, further, that Sears Stockholder will bear all costs
            --------  -------
related to the printing and mailing of materials (including, without limitation, prospectuses) relating to the distribution to its stockholders.

                                    SECTION 3

     SECTION 3.1 Filings; Information. Whenever any Holder requests that any
                 --------------------
Registrable Securities be registered pursuant to Sections 2.1, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

          (a) The Company will, subject to Section 2.1(d), as expeditiously as possible prepare and file with the SEC a registration statement on any form for which the Company then qualifies and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective until the earlier of
(i) 90 days from the date such registration statement became effective or (ii) the date on which the sale of Registrable Securities has been completed. If the Company receives multiple demands for registration in accordance with this Agreement, then, except as provided in Section 2.1(a), such demands shall be handled in the order received.

          (b) The Company will, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Selling Holder, one counsel representing all such Selling Holders, and each Underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, together with exhibits thereto, which documents will be subject to prompt review and approval by the foregoing, and thereafter furnish to such Selling Holder, counsel and Underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Selling Holder or Underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder.

          (c) After the filing of the registration statement, the Company will promptly notify each Selling Holder of Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

          (d) The Company will use its best efforts to (i) register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as any Selling Holder reasonably (in light of such Selling Holder's intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition of the Registrable Securities owned by such Selling Holder; provided that the Company will not be required to (A)
                        --------
qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

          (e) The Company will immediately notify each Selling Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such

Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to each Selling Holder any such supplement or amendment.

          (f) The Company will enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

          (g) The Company will deliver promptly to each Selling Holder of such Registrable Securities and each Underwriter, if any, subject to restrictions imposed by the United States federal government or any agency or instrumentality thereof, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement and make available for inspection by any Selling Holder of such Registrable Securities, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such Selling Holder or Underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), subject to restrictions imposed by any governmental authority governing access to classified information, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the disclosure or release of such Records is requested or required pursuant to oral questions, interrogatories, requests for information or documents or a subpoena or other order from a court of competent jurisdiction or other process; provided that prior to any disclosure or release
                               --------
pursuant to clause (ii), the Inspectors shall provide the Company with prompt notice of any such request or requirement so that the Company may seek an appropriate protective order or waive such Inspectors' obligation not to disclose such Records; and provided further, that if failing the entry of a
                           ----------------
protective order or the waiver by the Company permitting the disclosure or release of such Records, the Inspectors, upon advice of counsel, are compelled to disclose such Records, the Inspectors may disclose that portion of the Records which counsel has advised the Inspectors that the Inspectors are compelled to disclose. Each Selling Holder of such Registrable Securities agrees that information obtained by it solely as a result of such inspections (not including any information obtained from a third party who, insofar as is known to the Selling Holder after reasonable inquiry, is not prohibited from providing such information by a contractual, legal or fiduciary obligation to the Company) shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such is made generally available to the public. Each Selling Holder of such Registrable Securities further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

          (h) The Company will otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

          (i) The Company will use its best efforts (a) to cause all such Registrable Securities to be listed on each national securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange or (b) to secure designation of all such Registrable Securities as a National Association of Securities Dealers Automatic Quotation ("NASDAQ") "national market system security" within the meaning of Rule 11Aa2.1 of the SEC or, to secure NASDAQ authorization for such Registrable Securities, if similar securities issued by the Company are so designated.

          (j) The Company may require each Selling Holder of Registrable Securities to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

          (k) The Company will use its reasonable best efforts to facilitate the distribution of the Registrable Securities in accordance with the intended method of distribution thereof, including making management of the Company available for "road show" presentations and similar selling efforts.

          Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1(e) hereof, such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.1(e) hereof (such period during which a Selling Holder is required to refrain from disposition of Registrable Securities, a "Suspension Period"), and, if so directed by the Company, such Selling Holder will deliver to the Company all copies, other than permanent file copies then in such Selling Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 3.1(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 3.1(e) hereof to the date when the Company shall make available to the Selling Holders of Registrable Securities covered by such registration statement a prospectus supplemented or amended to conform with the requirements of Section 3.1(e) hereof.

     SECTION 3.2 Registration Expenses. In connection with any Demand
                 ---------------------
Registration pursuant to Section 2.1 hereof and any registration statement filed pursuant to Sections 2.2, the Company shall pay the following registration expenses incurred in connection with the registration hereunder (the "Registration Expenses"): (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses, if any, incurred in connection with the listing of the Registrable Securities, (vi) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company,
(vii) the fees and expenses of any special experts retained by the Company in connection with such registration, and (viii) with respect to a Demand Registration only, reasonable fees and expenses of one counsel (who shall be reasonably acceptable to the Company) for all of the Selling Holders, with such counsel selected by Holders of a majority of the Registrable Securities. The Company shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, or any out-of-pocket expenses of the Holders.


                                    SECTION 4


     SECTION 4.1 Indemnification by the Company.
                 ------------------------------

          (a) The Company agrees to indemnify and hold harmless each Selling Holder of Registrable Securities, its officers, directors and agents, and each Person, if any, who controls such Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, claim, damage or liability and any action in respect thereof to which such Selling Holder, its officers, directors and agents, and any such controlling Person may become subject under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Selling Holder, its officers, directors and agents, and each such controlling Person for any legal and other expenses reasonably incurred by that Selling Holder, its officers, directors and agents, or any such controlling Person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 4.1.

          (b) The indemnity agreement contained in Section 4.1(a) shall not apply to amounts paid in settlement of any such loss, claim, damage or liability and any action in respect thereof if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any loss, claim, damage, liability and any action in respect thereof to the extent that it arises from or is based upon written information relating to the Indemnified Person furnished expressly for use in connection with such registration by such Person, nor shall the Company be liable to any Person for any such loss, claim, damage or liability and any action in respect thereof to the extent it arises from or is based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities delivered by such Person after such Person had received written notice from the Company pursuant to Section 3.1(a) that such registration statement or prospectus contained such untrue statement or alleged untrue statement of a material fact and stating specifically that a Suspension Period is then in effect, (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading after such Person has received written notice from the Company pursuant to Section 3.1(a) that such registration statement or prospectus contained such omission or alleged omission and stating specifically that a Suspension Period is then in effect, or (c) the failure of such Person to deliver any preliminary or final prospectus, or any amendments or supplements thereto, required under applicable securities laws, including the Securities Act, to be so delivered, provided that a sufficient number of copies thereof had been provided by the Company to such Person.

     SECTION 4.2 Indemnification by Holders of Registrable Securities. Each
                 ----------------------------------------------------
Selling Holder agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with reference to (i) information related to such Selling Holder furnished in writing by such Selling Holder or on such Selling Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus or (ii) the matters set forth in Section 4.l(b). Each Selling Holder also agrees to indemnify and hold harmless Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters on substantially the same basis as that of the indemnification of the Company provided in this
Section 4.2. In no event, however, shall any indemnity obligation under this
Section 4.2 exceed the gross proceeds from the offering received by such Selling Holder.

     SECTION 4.3 Conduct of Indemnification Proceedings. Promptly after receipt
                 --------------------------------------
by any person in respect of which indemnity may be sought pursuant to Section
4.1 or 4.2 (an "Indemnified Party") of notice of any claim or the commencement of any action, the Indemnified

Party shall, if a claim in respect thereof is to be made against the person against whom such indemnity may be sought (an "Indemnifying Party") notify the Indemnifying Party in writing of the claim or the commencement of such action provided that the failure to notify the Indemnifying Party shall not relieve it from any liability which it may have to an Indemnified Party except to the extent of any actual prejudice resulting therefrom. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party shall
                                   --------
have the right to employ separate counsel to represent the Indemnified Party and its controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or
(ii) based upon the advice of counsel of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

     SECTION 4.4 Contribution. If the indemnification provided for in this is
                 ------------
unavailable to, or is insufficient to hold harmless, the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Company and the Selling Holders on the one hand and the Underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Holders on the one hand and the Underwriters on the other from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Selling Holders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Selling Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Holders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Holders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and the Selling Holders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Holders or by the Underwriters. The relative fault of the Company on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public (less underwriting discounts and commissions) exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Selling Holder's obligations to contribute pursuant to this Section 4.4 are several in proportion to the proceeds of the offering received by such Selling Holder bears to the total proceeds of the offering received by all the Selling Holders and not joint.

                                    SECTION 5


     SECTION 5.1 Participation in Underwritten Registrations. No Person may
                 -------------------------------------------
participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these Registration Rights; provided that (i) such
                                                         --------
Person will not be required to make any representations or warranties except those which relate solely to themselves and (ii) the liability of such Person to any Underwriter under such underwriting agreement will be limited to liability arising from misstatements in, or omissions from, written information regarding such Person provided by or on behalf of such Person in writing specifically for inclusion in the prospectus.

     SECTION 5.2 Rule 144. The Company covenants that it will use its reasonable
                 --------
best efforts to file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as any Holder may reasonably request, all to the extent reasonably required from time to time to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 or Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar Rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

     SECTION 5.3 Holdback Agreement. Each Holder of Registrable Securities
                 ------------------
agrees not to effect any sale or distribution of the issue being registered or of a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, during the 14 days prior to, and during the 90-day period (180 days in the case of the Company's Initial Public Offering) beginning on, the effective date of the registration statement filed by the Company (except as part of such registration) if, and to the extent, requested by the managing Underwriter or Underwriters in the case of an underwritten public offering.

                                    EXHIBIT B

                                    EXHIBIT B

                                IRREVOCABLE PROXY

     The undersigned agrees to, and hereby grants to any of Mark J. Doran, Bradford M. Freeman, Todd W. Halloran, Jon D. Ralph, John M. Roth, Charles P. Rullman, Jr., J. Frederick Simmons, Ronald P. Spogli and William M. Wardlaw, each in his capacity as a manager of Freeman Spogli & Co. LLC (collectively, "FS"), an irrevocable proxy to vote, or to execute and deliver written consents or otherwise act with respect to, all shares of capital stock (the "Stock") of Advance Holding Corporation, a Virginia corporation (the "Company") now owned or hereafter acquired by the undersigned as fully, to the same extent and with the same effect as the undersigned might or could do under any applicable laws or regulations governing the rights and powers of stockholders of a Virginia corporation, as provided in that certain Stockholders Agreement by and among the undersigned, certain other stockholders of the Company and the Company. The undersigned hereby affirms that this proxy is given as a condition of said Stockholders Agreement and the undersigned's investment in the Company and as such is coupled with an interest and is irrevocable. It is further understood by the undersigned that this proxy may be exercised by FS for the period beginning the date hereof and ending upon an initial public offering of the Company's common stock. This proxy shall remain in full force and effect and be enforceable against any donee, transferee or assignee of the Stock.

     Dated this __ day of ________, 1998.

                                      Ripplewood Partners, L.P.,
                                      a Delaware limited partnership



                                      By:  /s/ John M. Duryea
                                           Name: ______________________________
                                           Title: _____________________________

                                 AMENDMENT NO. 1
                                       TO
                              AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT

     THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this "Agreement") is made and entered into as of November 28, 2001, by and among Advance Holding Corporation, a Virginia corporation ("Holding"), Advance Auto Parts, Inc., a Delaware corporation (the "Company"), FS Equity Partners IV, L.P., a Delaware limited partnership ("FSEP IV" or the "FS Stockholder"), Ripplewood Partners, L.P. ("Ripplewood Partners"), Ripplewood Advance Auto Parts Employee Fund I L.L.C. ("Ripplewood Employee Fund" and, together with Ripplewood Partners, the "Ripplewood Stockholder"), Nicholas F. Taubman and the Arthur Taubman Trust dated July 13, 1964 (the "Trust") (Mr. Taubman and the Trust collectively, the "Existing Stockholders" and each individually, an "Existing Stockholder"), WA Holding Co., a Delaware corporation (the "Sears Stockholder") and Peter J. Fontaine ("Fontaine"), Fontaine Industries Limited Partnership (the "Fontaine Partnership") and the Peter J. Fontaine Revocable Trust (the "Fontaine Trust").

                                    RECITALS

     A. On November 2, 1998, Holding, the Existing Stockholders, the FS Stockholder, the Ripplewood Stockholder and the Sears Stockholder entered into an Amended and Restated Stockholders Agreement (the "Restated Agreement").

     B. Pursuant to an Agreement and Plan of Merger dated as of August 7, 2001 by and between Holding and the Company, the parties agreed that Holding will merge with and into the Company, with the Company continuing as the surviving corporation (the "Reincorporation Merger").

     C. On August 1, 2001, the boards of directors of Holding and the Company approved a resolution stating that following the Reincorporation Merger the rights and obligations of the stockholders of Holding to each other and to Holding shall be preserved and become the rights and obligations of the stockholders of the Company, including without limitation the rights and obligations under the Restated Agreement.

     D. Pursuant to an Agreement and Plan of Merger dated as of August 7, 2001 (the "Merger Agreement") by and among Holding, Advance Stores Company, Incorporated, the Company, AAP Acquisition Corporation ("Merger Sub") and Discount Auto Parts, Inc. ("Discount"), the parties agreed that Merger Sub, a wholly-owned subsidiary of the Company, will merge with and into Discount, with Discount continuing as the surviving corporation in such merger (the "Discount Merger").

     E. Pursuant to the Merger Agreement, the parties thereto agreed to amend the Restated Agreement to, among other things, provide Fontaine with certain registration rights and to provide for Fontaine's election as a member of the Board of Directors of the Company upon the terms and conditions as more fully set forth in this Agreement.

     F.  Under Sections 7.1 and 12 of the Restated Agreement, the Restated
               ------------     --
Agreement may be amended to add the terms and conditions set forth in this Agreement in connection with the Discount Merger.

     G. The parties hereto intend that this Agreement shall become effective upon and only upon the consummation of the Reincorporation Merger and the contemporaneous Discount Merger.


                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1.  Definitions. The definitions of Common Stock, Company, and Initial
         -----------
Shares as set forth in Section 1.1 of the Restated Agreement are hereby amended
                       -----------
in their entirety as follows, and seven new definitions, the Agreement, Discount Merger, Fontaine Partnership, Fontaine Stockholder, Fontaine Trust, Mr. Fontaine, and Reincorporation Merger, are hereby added to Section 1.1 as
                                                          -----------
follows:

          "Agreement: That certain Amended and Restated Stockholders Agreement
           ---------
     dated as of November 2, 1998 by and among Advance Holding Corporation, the FS Stockholder, the Ripplewood Stockholder, the Existing Stockholders, and the Sears Stockholder, as amended to date and as it may be amended from time to time."

          "Common Stock: The Common Stock, par value $0.0001 per share, of the
           ------------
     Company."

          "Company: Advance Auto Parts, Inc., a Delaware corporation."
           -------

          "Discount Merger: The merger of AAP Acquisition Corporation, a wholly
           ---------------
     owned subsidiary of the Company, with and into Discount Auto Parts, Inc., with Discount Auto Parts, Inc. continuing as the surviving corporation in such merger, all pursuant to an Agreement and Plan of Merger dated as of August 7, 2001 by and among the Company, Advance Stores Company, Incorporated, Advance Holding Corporation, Discount Auto Parts, Inc., and AAP Acquisition Corporation."

          "Fontaine Partnership: Fontaine Industries Limited Partnership, a
           --------------------
     Nevada limited partnership."

          "Fontaine Stockholder: The Fontaine Partnership and its Permitted
           --------------------
     Transferees."

          "Fontaine Trust: The Peter J. Fontaine Revocable Trust."
           --------------

          "Initial Shares: The 28,472,660 shares of Common Stock of the Company issued and outstanding upon consummation of the Reincorporation Merger and the Discount Merger and held beneficially and of record by the Stockholders and the Fontaine Partnership and any Option Shares as follows:

                                                                            Options to
                                                                             Purchase
                                                                Common        Common
                           Stockholder                           Stock         Stock
          -------------------------------------------------   ----------    -----------
          FS Equity Partners IV, L.P. .....................   11,022,652            --
          Ripplewood Partners, L.P. .......................    2,763,110            --
          Ripplewood Advance Auto Parts Employee
            Fund I L.L.C ..................................      128,685            --
          Nicholas F. Taubman .............................    1,148,632        250,000
          The Arthur Taubman Trust dated July 13, 1964 ....      898,633        250,000
          WA Holding Co. ..................................   11,474,606            --
          Fontaine Industries Limited Partnership .........    1,036,342            --"


          "Mr. Fontaine: Peter J. Fontaine."

          "Reincorporation Merger: The merger of Advance Holding Corporation with and into the Company, with the Company continuing as the surviving corporation, all pursuant to an Agreement and Plan of Merger dated as of August 7, 2001 by and between Advance Holding Corporation and the Company."

     2.  Fontaine Permitted Transferee. With respect to the Fontaine
         -----------------------------
Partnership, notwithstanding any other provision to the contrary in the Restated Agreement or this Agreement, the term "Permitted Transferee" shall mean (i) the Fontaine Trust, (ii) Mr. Fontaine or his spouse, children, grandchildren or other living descendants, or a trust or family partnership of which there are no principal (i.e., corpus) beneficiaries or partners other than the grantor or one or more of Mr. Fontaine, his spouse or described relatives and provided, in the case of a trust, that the existing beneficiaries and/or trustee(s) and/or grantor(s) of such trust have the power to act with respect to the trust's assets without court approval and, in the case of a family partnership, that the partners thereof have the power to act with respect to the partnership's assets without court approval and the partnership is not permitted to (a) distribute assets to Persons who are not among the relatives listed above or (b) have partners who are not among the relatives listed above or (iii) a legal representative of Mr. Fontaine in the event Mr. Fontaine becomes mentally incompetent or to Mr. Fontaine's personal representative following the death of Mr. Fontaine. Each Permitted Transferee shall (x) execute a written undertaking to be and become bound by the Agreement in the same manner and to the same extent as the Fontaine Partnership, (y) execute an irrevocable power of attorney appointing Mr. Fontaine (or an individual designated by Mr. Fontaine if he is unable to act due to death or disability) as such transferee's attorney-in-fact with sole irrevocable power and authority to make all decisions on behalf of and take all actions required to be taken by such transferee in connection with this Agreement.

     3.  Registration Rights; Acquisitions of Common Stock.
         -------------------------------------------------

          (a) The first sentence of Section 6.1 of the Restated Agreement is hereby amended in its entirety as follows:

          "6.1  Registration Rights. FS Stockholder, the Sears Stockholder, the
                -------------------
     Ripplewood Stockholder, the Existing Stockholders and the Fontaine Partnership shall be entitled to certain registration rights with respect to their shares of Common Stock (the "Registration Rights").

          (b)  A new sentence shall be added at the end of Section 6.1 as
                                                           -----------
     follows:

          "The Fontaine Partnership may not assign its Registration Rights except to a Permitted Transferee (provided that any Permitted Transferee of the Fontaine Partnership who is not Mr. Fontaine or the Fontaine Trust shall deliver to the Company a power-of-attorney appointing Mr. Fontaine (or an individual he designates if he is unable to act due to death or disability) as such Permitted Transferee's attorney-in-fact for purposes of exercising such Permitted Transferee's Registration Rights and fulfilling such Permitted Transferee's obligations under this Section 6)."
                                                        ---------

     4.  Section 6.2 of the Restated Agreement is hereby amended in its entirety
         -----------
as follows:

          "6.2  Acquisition of Common Stock. After consummation of an Initial
                ---------------------------
     Public Offering, neither the Stockholders nor the Fontaine Stockholder shall purchase or permit its Affiliates to purchase or otherwise acquire, or agree or offer to purchase or otherwise acquire (subject, in the case of the Trust, to Section 5.1(a)), beneficial ownership of additional shares of Common Stock or Securities."

     5.  Election to Board of Peter Fontaine. The first two paragraphs of
         -----------------------------------
Sections 7.1 of the Restated Agreement are hereby amended in their entirety as
------------
follows:

          "7.1  The Board.
                ---------

          At each annual or special meeting of stockholders of the Company, or in any written consent executed in lieu of a stockholder meeting, at or pursuant to which persons are being elected to fill positions on the Board, the FS Stockholder, the Sears Stockholder, the Ripplewood Stockholder, the Existing Stockholders and the Fontaine Stockholder agree to exercise, or cause to be exercised, voting rights with respect to the shares of Voting Securities then held of record or beneficially owned by them, in such a manner that (i) three (3) candidates nominated by FS Stockholder, (ii) Mr. Taubman or, in the event of his death or disability, his representative designated in writing, (iii) one (1) candidate nominated by the Ripplewood Stockholder, (iv) the Chief Executive Officer of the Company, (v) three (3) candidates nominated by the Sears Stockholder, and (vi) Mr. Fontaine, shall be elected to fill and continue to hold positions on the Board.

          The FS Stockholder may require the Board to nominate, and the Stockholders to vote their shares in favor of electing, up to three (3) independent members of the Board of Directors (including three (3) directors who meet applicable independence and experience requirements for audit committee members) (such persons being mutually acceptable to FS Stockholder and Sears Stockholder), and each Stockholder and the Fontaine Stockholder shall take all actions necessary in connection therewith. Upon and after consummation of the Discount Merger as necessary to comply with New York Stock Exchange rules, including rules pertaining to audit committees (or with applicable law or rules or the applicable requirements of the National Association of Securities Dealers or any other exchange) including, without limitation, in connection with the Discount Merger or an Initial Public Offering, the Company shall have up to three (3) independent members of the Board of Directors (including three (3) directors who meet applicable independence and experience requirements for audit committee members) (such persons being mutually acceptable to FS Stockholder and Sears Stockholder), and each Stockholder and the Fontaine Stockholder shall take all actions necessary in connection therewith. Neither Mr. Taubman (or his representative) nor Mr. Fontaine may be removed from the Board without cause. In addition, Mr. Taubman shall not be disqualified from being a director by virtue of his age. The Board of Directors shall have no fewer than ten (10) and no more than fourteen (14) directors and the Stockholders shall vote to have the Bylaws provide that the Company shall have no fewer than ten (10) nor more than fourteen (14) directors. Notwithstanding the preceding sentence, in the event of an acquisition by the Company where more than 10% of the Voting Securities are issued to the seller, and as an important element of the transaction additional Board seats are required (an "Acquisition Event"), the Stockholders and the Fontaine Stockholder will use reasonable best efforts to make such Board seats available including, without limitation, taking all necessary actions to amend this Agreement and the Bylaws and cause their respective nominees to the Board to approve an increase in the size of the Board, necessary amendments to this Agreement, and the election of new members of the Board."

     6.  Termination of Fontaine's Rights. The following two sentences are
         --------------------------------
hereby added to the end of Section 7.4 of the Restated Agreement:
                           -----------

     "Mr. Fontaine's rights to be elected to fill and continue to hold a position on the Board pursuant to Section 7.1 and his obligations to vote
                                       -----------
     under such Section shall terminate upon the earliest to occur of the following events (each, a "Termination Event"): (a) January 1, 2004, (b) his submission of a voluntary resignation from the Board, (c) his removal from the Board for cause, (d) his ceasing to have beneficial interest in at least 50% of the Initial Shares, (e) the expiration of the voting rights of the Stockholders and the Fontaine Stockholder under the Restated Agreement, or (f) his death. If the voting rights of the Stockholders and the Fontaine Stockholder to the Restated Agreement expire after Mr. Fontaine has been so elected, the Company shall thereafter continue to nominate Mr. Fontaine for a position on the Board of Directors unless another Termination Event has occurred or another Termination Event thereafter occurs."

     7.  Restrictions on Amendments and Waivers. The first sentence of Section
         --------------------------------------
12 of the Restated Agreement is hereby amended by inserting the following clause in line 10 thereof after the words "Ripplewood Stockholder":

          "and to the extent the terms of the specific Registration Rights of the Fontaine Partnership or board rights of Mr. Fontaine would be prejudiced thereby, the written consent of the Fontaine Partnership or Mr. Fontaine, as the case may be, shall be required to amend, modify or waive compliance with this Agreement,"

     8.  Notice. Section 14 of the Restated Agreement is hereby amended by
         ------  ----------
adding the following clause between the end of clause (vi) and the parenthetical clause that begins, "(or at such other address . . .":

     "and (vii) if to Fontaine, the Fontaine Partnership or the Fontaine Trust, to Peter J. Fontaine, 41 Hilltop Lane, Asheville, NC 28803, facsimile:
     (828) 274-0109; with a copy to the Fontaine Industries Limited Partnership, 3305 West Spring Mountain Road, #60, Las Vegas, NV 89012, Attention: Peter
     J. Fontaine."

     9.  Registration Rights of the Fontaine Partnership. Exhibit A of the
         -----------------------------------------------  ---------
Restated Agreement is hereby amended as follows:

          (a)  The sentence preceding Section 1 of Exhibit A of the Restated
                                      ---------    ---------
Agreement is hereby amended in its entirety as follows:

          "Capitalized terms used herein and not otherwise defined shall have the respective meanings given such terms in the Amended and Restated Stockholders Agreement (as amended to date and as it may be further amended from time to time) (the "Agreement") to which this Exhibit A is attached."
                                                        ---------

          (b)  The definition of Holder in Section 1.1 of Exhibit A of the
                                           -----------    ---------
Restated Agreement is hereby amended in its entirety as follows:

          "Holder" means the FS Stockholder, the Sears Stockholder, the Ripplewood Stockholder, any Existing Stockholder, and/or the Fontaine Partnership (or any Permitted Transferee or permitted assignee thereof); provided, that the Fontaine Stockholder shall not be deemed to be a "Holder" for purposes of the first sentence of Section 2.1(a) of Exhibit A
                                                    --------------    ---------
     (i.e., the Fontaine Stockholder shall not be entitled to rights to Demand Registrations as defined in Section 2.1(a))."
                                 --------------

          (c)  The fourth sentence of Section 2.1(a) of Exhibit A of the
                                      --------------    ---------
Restated Agreement is hereby amended in its entirety as follows:

          "The first time an Existing Stockholder or the Ripplewood Stockholder requests a Demand Registration, the FS Stockholder and the Sears Stockholder (or their Permitted Transferees or permitted assignees) shall each be entitled to submit to the Company, within ten (10) days after receipt of notice of such Existing Stockholder's or Ripplewood Stockholder's request for a Demand Registration, a written request for a Demand Registration (the "Simultaneous Registration") and shall thereby join in the request of such Existing Stockholder or the Ripplewood Stockholder, and thereupon each of the Existing Stockholders, Ripplewood Stockholder, the Fontaine Partnership, Sears Stockholder and FS Stockholder shall be entitled to include Registrable Securities in such Demand Registration on a pro rata basis, determined based on the number of Registrable Securities then sought to be included by the FS Stockholder, the Sears Stockholder, all Existing Stockholders, the Ripplewood Stockholder and the Fontaine Partnership (in each case including any Permitted Transferees or permitted assignees) and other Persons entitled to include shares therein pursuant to Demand Registration rights, respectively, up to the number of Registrable Securities proposed to be sold in such Demand Registration and, for purposes of Section 2.3, prior to
                                                           -----------
     any person including Registrable Securities under Section 2.2 or other
                                                       -----------
     Piggy-Back Registration Rights."

          (d) The seventh sentence of Section 2.1(a) of Exhibit A of the
                                      -----------       ---------
Restated Agreement is hereby amended in its entirety as follows:


          "The first time the Ripplewood Stockholder requests a Demand Registration, if (i) within the 10-day period set forth in the fourth sentence of this

     Section 2.1(a), neither the FS Stockholder nor the Sears Stockholder
     --------------
     requests a Simultaneous Registration, and (ii) the Existing Stockholders has not previously requested a Demand Registration counted under Section
                                                                      -------
     2.1(b), then, by giving notice within three (3) business days of the end of
     ------
     said 10-day period, the Existing Stockholders may request a Simultaneous Registration with the Ripplewood Stockholder, and if such a request is made, thereupon the Existing Stockholders, the Ripplewood Stockholder and the Fontaine Partnership shall be entitled to include Registrable Securities in such Demand Registration on a pro rata basis, determined based on the number of Registrable Securities then sought to be included by the Ripplewood Stockholder, all Existing Stockholders, the Fontaine Partnership (in each case including Permitted Transferees) and other Persons entitled to include shares therein pursuant to Demand Registration rights (it being understood that each of the FS Stockholder and the Sears Stockholder shall have waived its right to participate therein except pursuant to Section 2.2), respectively, up to the number of Registrable
                 -----------
     Securities proposed to be sold in such Demand Registration and, for purposes of Section 2.3, prior to any Person including Registrable
                 -----------
     Securities under Section 2.2 or other Piggy-Back Registration Rights."
                      -----------

          (e)  Section 2.3(a) of Exhibit A of the Restated Agreement is hereby
               -----------       ---------
amended in its entirety as follows:

          "SECTION 2.3 Reduction of Offering.
                       ---------------------

               (a) Notwithstanding anything contained herein, if the managing Underwriter or Underwriters of an offering described in Section 2.1 or 2.2
                                                             -----------    ---
     determine that the size of the offering that the Holders, the Company or any other Persons intend to make is such that the success of the offering would be adversely affected by inclusion of the Registrable Securities requested to be included, then (i) with respect to a Demand Registration, if the size of the offering is the basis of such Underwriter's or Underwriters' determination, the Company shall not include in such registration an amount of Registrable Securities requested to be included in such offering equal to the Excess Amount, such reduction first to be allocated pro rata among the Holders or other Persons who did not initiate the request for a Demand Registration according to the number of Registrable Securities requested for inclusion, with the Holder or Holders or other Persons who initiated the request for a Demand Registration entitled to include shares therein to the maximum extent possible provided that if such Holders cannot include all their shares in such offering, the amount of Registrable Securities to be registered shall be reduced pro rata among the initiating Holders (provided further that if the Sears Stockholder or the FS Stockholder initiates a Demand Registration pursuant to Section 2.1(a) and an Existing Stockholder or the Ripplewood Stockholder
        --------------
     or the Fontaine Partnership requests to participate in such Demand Registration, the FS Stockholder or Sears Stockholder (or both in the case of a Simultaneous Registration by them), and such Existing Stockholder, the Ripplewood

     Stockholder or the Fontaine Partnership and each of them participating shall be treated pari passu with respect to a reduction under this Section
                      ---- -----                                        -------
     2.3 and (ii) in the case of a Piggy-Back Registration, if securities are
     ---
     being offered for the account of other Persons as well as the Company, the securities the Company seeks to include shall have priority over securities sought to be included by any other Person (including the Holders) and, with respect to the Registrable Securities intended to be offered by Holders, the proportion by which the amount of such class of securities intended to be offered by Holders is reduced shall not exceed the proportion by which the amount of such class of securities intended to be offered by such other Persons is reduced (it being understood that with respect to the Holders and third parties such reduction may be all of such class of securities)."

          (f)  Section 2.4 of Exhibit A of the Restated Agreement is hereby
               -----------    ---------
amended in its entirety as follows:

          "SECTION 2.4 Additional Rights. The Company shall not grant to any
                       -----------------
     Person registration rights on terms which are more favorable to such Person than or which otherwise interferes with (it being understood that the granting of registration rights to other stockholders shall not by itself be deemed to so interfere) those accorded to the Ripplewood Stockholder, the Existing Stockholders or the Fontaine Partnership."

     10.  Deletion of Schedule 1. Schedule 1 to the Restated Agreement is hereby
          ----------------------  ----------
deleted in its entirety.

     11.  Effectiveness. This Agreement shall become effective upon and only
          -------------
upon the consummation of the Reincorporation Merger and the contemporaneous Discount Merger and shall terminate and be of no force and effect upon termination of the Merger Agreement in accordance with its terms.

     12.  Governing Law. This Agreement shall be governed by and construed and
          -------------
enforced in accordance with the laws of the State of Delaware without regard to the conflicts of laws rules thereof.

     13.  Representations and Warranties.
          ------------------------------

          (a) Each Stockholder and the Fontaine Partnership represents and warrants (i) that it has full power, capacity, right and authority, and any requisite approvals or consents to enter into and perform this Agreement; (ii) that this Agreement and the performance of its obligations hereunder have been duly authorized, and that this Agreement has been duly executed and delivered by it and is a valid and binding agreement, enforceable against it in accordance with its terms; (iii) that upon the consummation of the Reincorporation Merger and the Discount Merger, it will own beneficially and of record the shares of Common Stock and the rights, options or warrants to purchase any capital stock of the Company set forth opposite its name under the definition of Initial Shares, free and clear of any lien, claim, charge, option, security interest, restriction or encumbrance other than applicable restrictions set forth in this Agreement; and (iv) that it does not own beneficially or of record any other securities or rights, options or warrants to purchase any securities of the Company.

          (b) The Trust further represents and warrants that it is a trust duly organized, validly existing and in good standing under the laws of the State of South Dakota. The sole living Trust beneficiaries are: Nicholas F. Taubman (during his lifetime) and, upon the death of Nicholas F. Taubman, his children then living (presently his children are Marc E. Taubman and Lara L. Taubman). The execution, delivery and performance of this Agreement will not violate any trust document establishing or governing the Trust.

          (c) Mr. Fontaine, in his individual capacity and as trustee of the Fontaine Trust, further represents and warrants that as of the date hereof, (i) the Fontaine Trust is the record and beneficial owner of all of the general partnership interests of the Fontaine Partnership, (ii) the Fontaine Trust and Fontaine are the record and beneficial owners of all of the limited partnership interests of the Fontaine Partnership, and (iii) the Fontaine Trust and Fontaine own such partnership interests (general and limited) free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever (except for any encumbrance arising under the limited partnership agreement of the Fontaine Partnership).

     14.  Severability. If any term or other provision of this Agreement is
          ------------
invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect to the maximum extent permitted by applicable law. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that this Agreement be enforced as originally contemplated to the greatest extent possible.

     15.  Entire Agreement. This Agreement, together with the Company's Articles
          ----------------
of Incorporation and Bylaws as in effect on the date hereof constitute the entire agreement and understanding among the parties pertaining to the subject matter hereof and supersede any and all prior agreements, whether written or oral, relating hereto.

     16.  Counterparts. This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                 ADVANCE HOLDING CORPORATION,
                                 a Virginia corporation

                                 By:    /s/  Eric M. Margolin
                                      ------------------------------------------
                                 Its:
                                      ------------------------------------------


                                 ADVANCE AUTO PARTS, INC.,
                                 a Delaware corporation

                                 By:    /s/  Eric M. Margolin
                                      ------------------------------------------
                                 Its:
                                      ------------------------------------------


                                 NICHOLAS F. TAUBMAN


                                   /s/  Nicholas F. Taubman
                                 -----------------------------------------------


                                 THE ARTHUR TAUBMAN TRUST DATED JULY 13, 1964


                                 By:    /s/  [illegible], SVP
                                      ------------------------------------------
                                      Trustee

                                 RIPPLEWOOD PARTNERS, L.P.,
                                 a Delaware limited partnership


                                 By:    /s/  [illegible]
                                      ------------------------------------------
                                 Its:
                                      ------------------------------------------

                                 RIPPLEWOOD ADVANCE AUTO PARTS
                                 EMPLOYEE FUND I L.L.C.,
                                 a Delaware limited liability company


                                 By:    /s/  [illegible]
                                      ------------------------------------------
                                 Its:
                                      ------------------------------------------


                                 FS EQUITY PARTNERS IV, L.P.,
                                 a Delaware limited partnership

                                 By: FS Capital Partners, LLC
                                     Its: General Partner

                                     By:    /s/  John M. Roth
                                          --------------------------------------
                                     Its:
                                          --------------------------------------


                                 WA HOLDING CO., formerly
                                 WESTERN AUTO HOLDING CO.,
                                 a Delaware corporation

                                 By:     /s/  Jeffrey B. Conner
                                       -----------------------------------------
                                 Its:    President
                                       -----------------------------------------



                                 For purposes of the last sentence of Section 12 of the Agreement only:

                                 SEARS, ROEBUCK AND CO.,
                                 a New York corporation

                                 By:     /s/  Jeffrey B. Conner
                                       -----------------------------------------
                                 Its:    V.P. Business Development
                                       -----------------------------------------

                                 PETER J. FONTAINE,
                                 an individual


                                   /s/  Peter J. Fontaine
                                 -----------------------------------------------


                                 FONTAINE INDUSTRIES LIMITED PARTNERSHIP, a Nevada limited partnership


                                 By:   Peter J. Fontaine Revocable Trust
                                 Its:  General Partner

                                         /s/  Peter J. Fontaine
                                       -----------------------------------------
                                       By:  Peter J. Fontaine
                                       Its: Trustee

                                 PETER J. FONTAINE REVOCABLE TRUST,
                                 a Florida revocable trust


                                   /s/  Peter J. Fontaine
                                 -----------------------------------------------
                                 By:  Peter J. Fontaine
                                 Its: Trustee

                                 AMENDMENT NO. 2
                                       TO
                              AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT

     THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this "Amendment") is made and entered into as of February 6, 2002 by and among Advance Auto Parts, Inc., a Delaware corporation (the "Company"), Sears, Roebuck and Co., a New York corporation ("Sears"), FS Equity Partners IV, L.P., a Delaware limited partnership (the "FS Stockholder"), Ripplewood Partners, L.P., a Delaware limited partnership ("Ripplewood Partners"), Ripplewood Advance Auto Parts Employee Fund I L.L.C., a Delaware limited liability company ("Ripplewood Employee Fund" and, together with Ripplewood Partners, the "Ripplewood Stockholder"), Nicholas F. Taubman, an individual, the Arthur Taubman Trust dated July 13, 1964 (the "Trust") (Mr. Taubman and the Trust collectively, the "Existing Stockholders"), WA Holding Company, a Delaware corporation ("WAH"), Peter J. Fontaine, an individual, Fontaine Industries Limited Partnership, a Nevada limited partnership, and the Peter J. Fontaine Revocable Trust, a Florida revocable trust. All capitalized terms used but not defined herein shall have the meanings given to them in the Share Exchange Agreement (as defined below).

                                    RECITALS

     A. On November 2, 1998, Advance Holding Corporation ("Holding"), the Existing Stockholders, the FS Stockholder, the Ripplewood Stockholder and WAH entered into an Amended and Restated Stockholders Agreement (the "Original Stockholders Agreement").

     B. In connection with the consummation of the transactions contemplated by that certain Agreement and Plan of Merger dated as of August 7, 2001 by and among Holding, Advance Stores Company, Incorporated, the Company, AAP Acquisition Corporation and Discount Auto Parts, Inc., (i) Holding merged with and into the Company, with the Company continuing as the surviving corporation, and (ii) certain parties hereto entered into Amendment No. 1 to Amended and Restated Stockholders Agreement dated November 28, 2001 ("Amendment No. 1"). The Original Stockholders Agreement, as amended by Amendment No. 1, shall be referred to herein as the "Stockholders Agreement."

     C. Pursuant to that certain Share Exchange Agreement dated as of the date hereof (the "Share Exchange Agreement") between the Company and Sears, the Company shall issue and transfer 11,474,606 shares of Common Stock to Sears in exchange for the simultaneous conveyance, transfer and delivery by Sears to the Company of 1,000 shares of common stock of WAH, which shares represent all of the issued and outstanding capital stock of WAH (the "Share Exchange").

     D. As promptly as practicable, but in no event more than one business day after the Closing, the Company shall cause WAH to merge with and into the Company, in a statutory merger meeting the requirements of Delaware law, with the Company being the surviving corporation, whereupon the Company shall cancel all 11,474,606 shares of Common Stock held by WAH (the "Advance Shares") (such merger and cancellation, collectively, the "Merger Transaction").

     E. In connection with the Share Exchange and to reflect certain changes in the circumstances of the Company since the execution of the Original Stockholders Agreement, the parties hereto desire to amend the Stockholders Agreement to (i) add Sears as a party thereto, (ii) (A) change the equity ownership thresholds relating to the election of members to the Board of Directors of the Company, (B) increase from two to three the number of Demand Registrations that the Existing Stockholders may exercise, (C) change the termination provisions relating to certain rights under Section 3 of the Stockholders Agreement and (D) make certain other related amendments and (iii) waive certain other rights that each party to the Stockholders Agreement may have with respect to the Share Exchange and Merger Transaction.

     F. Under Section 12 of the Stockholders Agreement, the Stockholders Agreement may be amended to add the terms set forth in this Amendment.


                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing, the agreements and waivers contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1. Definitions; Agreement to Be Bound.
        ----------------------------------

     (a) The definition of "Sears Stockholder" in the preamble to the Stockholders Agreement is hereby amended to refer solely to "Sears, Roebuck and Co., a New York corporation." Accordingly, the term "Sears Stockholder," as used throughout the Stockholders Agreement, including Exhibit A thereto, and as amended by this Amendment and, so long as Sears shall be a party thereto, as it may be amended from time to time, shall in all instances refer solely to Sears, and all parties hereto agree that Sears shall have all of the benefits and rights under (including, but not limited to, the registration rights set forth in Exhibit A thereto), and Sears hereby agrees to be fully bound by, and shall fully discharge and perform all of its obligations under, the Stockholders Agreement, as so amended, as if Sears were an original signatory thereto.

     (b) Subsection (w)(iv) of the definition of "Permitted Transferee" is hereby deleted in its entirety and replaced with the following:

     "with respect to the Sears Stockholder, includes The Sears - Roebuck Foundation"


     (c) The following definition is hereby added to Section 1.1 of the Stockholders Agreement as follows:

               "Board Rights Termination Event: Shall mean, (i) with respect to
                ------------------------------
          FS Stockholder, Sears Stockholder and the Ripplewood Stockholder, an event which terminates such Stockholder's right to designate a member or members of the Board under Section 7.1 and (ii) with respect to Mr. Taubman or his representative, an event described in Section 7.4 which terminates the right of Mr. Taubman or such representative to designate a member of the Board under Section 7.1."

     2.   Transfer of Shares by FS Stockholder, Sears Stockholder or Ripplewood
          ---------------------------------------------------------------------
Stockholder; Rights of Inclusion; Termination and Assignment. The fourth
------------------------------------------------------------
sentence of Section 3.5 of the Stockholders Agreement is hereby deleted in its entirety and the following is hereby substituted therefor:

          "The obligations of FS Stockholder and Sears Stockholder and any Permitted Transferee or assignee pursuant to the provisions of this
          Section 3 shall terminate, as to any such holder only, at such time as each of FS Stockholder and Sears Stockholder, as applicable, shall own less than 2% of the issued and outstanding Common Stock or, as to any such holder only, upon a distribution without consideration of all of the shares of Common Stock that such holder holds to its stockholders or the limited or general partners or employees of such holder or their Affiliates. The obligations of the Ripplewood Stockholder and any Permitted Transferee or assignee pursuant to the provisions of this Section 3 shall terminate upon a Liquidity Event or, as to any such holder only, upon a distribution without consideration of all of the shares of Common Stock that such holder holds to its stockholders or the limited or general partners or employees of such holder or their Affiliates."

     3.   The Board.
          ---------

     (a) The first sentence of the third paragraph of Section 7.1 of the Stockholders Agreement is hereby amended as follows:

          "(iii) at such time as FS Stockholder or Sears Stockholder shall own less than 5% of the Common Stock, such Stockholder's right to designate members of the Board shall terminate."

          is hereby deleted in its entirety and the following is hereby substituted therefor:

          "(iii) at such time as FS Stockholder or Sears Stockholder shall own less than 2% of the issued and outstanding shares of Common Stock, such Stockholder's right to designate members of the Board shall terminate."


     (b) The second sentence of Section 7.4 of the Stockholders Agreement is hereby deleted in its entirety and the following is hereby substituted therefor:

          "Mr. Taubman's or his representative's rights under Sections 7.1 and
          7.3 shall terminate if Mr. Taubman and his Permitted Transferees own less than 2% of the issued and outstanding shares of Common Stock."

     4.   Governing Law. Section 10 of the Original Stockholders Agreement is
          -------------
hereby deleted in its entirety and the following is hereby substituted therefor:

          "10. Governing Law.  This Agreement shall be governed by and construed
               -------------
               and enforced in accordance with the laws of the State of Delaware without regard to the conflicts of laws rules thereof."

     5.   Notice. Subsection (vi) of Section 14 of the Stockholders Agreement is
          ------
hereby amended as follows:

          "Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603-3441, Attention Scott J. Davis, facsimile: (312) 701-7711"

          is hereby deleted in its entirety and the following is hereby substituted therefor:

          "Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 West Wacker Drive, Suite 2100, Chicago, Illinois 60606, Attention: Gary P. Cullen, facsimile: (312) 407-0411"

     6.   Registration Rights.
          -------------------

     (a) The first sentence of Section 2.1(a) of Exhibit A of the Stockholders Agreement is hereby amended as follows:

          "(iii) more than two (2) Demand Registrations for the Existing Stockholders and their Permitted Transferees as a group"

          is hereby deleted in its entirety and the following is hereby substituted therefor:

          "(iii) more than three (3) Demand Registrations for the Existing Stockholders and their Permitted Transferees as a group"

          (b) The third to last sentence of Section 2.1(a) of Exhibit A of the Stockholders Agreement, which reads as follows:

               "Such Simultaneous Registration shall count as one of the Existing Shareholders two (2) Demand Registrations."

               is hereby deleted in its entirety and the following is hereby substituted therefor:

               "Such Simultaneous Registration shall count as one of the Existing Stockholders' three (3) Demand Registrations."

          (c) Section 2.1(b) of Exhibit A of the Stockholders Agreement is hereby amended as follows:

               "the Existing Stockholder's request shall not count as one of the Existing Stockholders' two Demand Registrations"

               is hereby deleted in its entirety and the following is hereby substituted therefor:

               "the Existing Stockholder's request shall not count as one of the Existing Stockholders' three Demand Registrations"

          (d) Section 2.6 of Exhibit A of the Stockholders Agreement is hereby corrected so that "Sagittarius" reads "Sears Stockholder".

     7.   Waiver. In order to facilitate the consummation of the transactions
          ------
contemplated by the Share Exchange Agreement, each of the undersigned hereby irrevocably and unconditionally consents to the Share Exchange, the Merger Transaction and all other transactions contemplated by the Share Exchange Agreement and, with respect to the Share Exchange, the Merger Transaction and such transactions, irrevocably and unconditionally waives his or its rights and related notification rights under Sections 2, 3, 5.1, 5.2, 5.3, 7 and 12 of the Stockholders Agreement.

     8.   New Shares. If permitted by applicable law, the New Shares when so
          ----------
acquired by Sears shall be deemed to have been acquired as of the date the Advance Shares were acquired by WAH.

     9.   The Share Exchange. The Share Exchange shall not be deemed a sale,
          ------------------
distribution, transfer or other similar transaction under the Stockholders Agreement, including without limitation, Sections 2, 3, 5 or 7 therof.

     10.  Assumption of WAH Liabilities. With respect to the Stockholders
          -----------------------------
Agreement and all transactions contemplated thereunder, Sears hereby absolutely and irrevocably assumes to be solely liable and responsible for all acts and omissions of WAH, and Sears hereby agrees to be liable for, and to perform, discharge and satisfy when due, as applicable, all of WAH's rights, interests, liabilities, warranties, indemnification obligations, duties, responsibilities and commitments of any kind or nature thereunder.

     11. Release of WAH. Each of the parties hereto hereby releases WAH of any
         --------------
and all liabilities, obligations, duties, responsibilities and commitments of any kind or nature that WAH has or will have in, to, under or with respect to the Stockholders Agreement after giving effect to the assumption contemplated by Section 10 of this Amendment.

     12. Effectiveness. This Amendment shall become effective upon and only upon
         -------------
the consummation of the Share Exchange.

     13. Representations and Warranties. Each party hereto represents and
         ------------------------------
warrants that (i) he or it has full power, capacity, right and authority, and any requisite approvals or consents to enter into and perform this Amendment and
(ii) this Amendment and the performance of his or its obligations hereunder have been duly authorized, and that this Amendment has been duly executed and delivered by him and it and is a valid and binding agreement, enforceable against him or it in accordance with its terms.

     14. Severability. If any term or other provision of this Amendment is
         ------------
invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect to the maximum extent permitted by applicable law. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that this Amendment be enforced as originally contemplated to the greatest extent possible.

     15. Governing Law. This Amendment shall be governed by and construed and
         -------------
enforced in accordance with the laws of the State of Delaware without regard to the conflicts of laws rules thereof.

     16. Full Force and Effect. Except as provided in this Amendment, all of the
         ---------------------
terms and provisions of the Stockholders Agreement shall remain unmodified and in full force and effect and are hereby ratified and confirmed.

     17. Entire Agreement. The Stockholders Agreement, as amended by this
         ----------------
Amendment, together with the Company's Certificate of Incorporation and Bylaws as in effect on the date hereof, constitute the entire agreement and understanding among the parties pertaining to the subject matter hereof and supersede any and all prior agreements, whether written or oral, relating hereto.

     18. Counterparts. This Amendment may be executed in two or more
         ------------
counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to Amended and Restated Stockholders Agreement as of the date first written above.

                                        ADVANCE AUTO PARTS, INC.,
                                        a Delaware corporation

                                        By:    /s/ Eric M. Margolin
                                              ---------------------------------
                                        Name:  Eric M. Margolin
                                        Title: Senior Vice President, General
                                               Counsel and Secretary


                                        SEARS, ROEBUCK AND CO.,
                                        a New York corporation

                                        By:    /s/ Paul J. Liska
                                              ---------------------------------
                                        Name:  Paul J. Liska
                                        Title: Executive Vice President and
                                               Chief Financial Officer


                                        FS EQUITY PARTNERS IV, L.P.,
                                        a Delaware limited partnership

                                        By:  FS Capital Partners, LLC
                                        Its: General Partner

                                             By:  /s/ Mark J. Doran
                                                 ------------------------------
                                             Its: Managing Member


                                        RIPPLEWOOD PARTNERS, L.P.,
                                        a Delaware limited partnership


                                        By:  /s/ [illegible]
                                            -----------------------------------
                                        Its:

                                        RIPPLEWOOD ADVANCE AUTO PARTS
                                        EMPLOYEE FUND I L.L.C.,
                                        a Delaware limited liability company


                                       By:  /s/ [illegible]
                                            -----------------------------------
                                       Its:


                                       NICHOLAS F. TAUBMAN,
                                       an individual


                                        /s/ Nicholas F. Taubman
                                       ----------------------------------------


                                       THE ARTHUR TAUBMAN TRUST DATED
                                       JULY 13, 1964


                                       By:   /s/ Eugenia L. Taubman
                                            -----------------------------------
                                             Trustee


                                       WA HOLDING COMPANY, formerly
                                       WESTERN AUTO HOLDING CO.,
                                       a Delaware corporation

                                       By:    /s/ Glen Richter
                                             ----------------------------------
                                       Name:  Glen Richter
                                       Title: President

                                        PETER J. FONTAINE,
                                        an individual

                                         /s/ Peter J. Fontaine
                                        ---------------------------------------


                                        FONTAINE INDUSTRIES LIMITED PARTNERSHIP, a Nevada limited partnership

                                        By:  Peter J. Fontaine Revocable Trust
                                        Its: General Partner

                                              /s/ Peter J. Fontaine
                                             ----------------------------------
                                             By:  Peter J. Fontaine
                                             Its: Trustee


                                        PETER J. FONTAINE REVOCABLE TRUST,
                                        a Florida revocable trust


                                         /s/ Peter J. Fontaine
                                        ---------------------------------------
                                        By:  Peter J. Fontaine
                                        Its: Trustee